PURCHASE AGREEMENT



                                     AMONG

                         ENRON HOLDING COMPANY L.L.C.

                           ENRON INTERNATIONAL INC.

                                      AND

                     ENRON GLOBAL POWER & PIPELINES L.L.C.



                                 JUNE 17, 1996


                              PURCHASE AGREEMENT


      This Purchase Agreement (this "Agreement") is made and entered into as of June 17, 1996 by and among Enron Holding Company L.L.C., a Delaware limited liability company ("EHC"), Enron International Inc., a Delaware corporation ("EI"), and Enron Global Power & Pipelines L.L.C., a Delaware limited liability company.

      WHEREAS, EHC is the record and beneficial owner of 52% of the issued and outstanding shares of common capital stock of Enron Dominican Republic Ltd., a Cayman Islands company ("Enron DR"); EI is the record and beneficial owner of 48% of the issued and outstanding shares of common capital stock of Enron DR; and such shares (the "Enron DR Shares") represent all of the ownership interest in Enron DR; and

      WHEREAS, EHC is the record and beneficial owner of 52% of the issued and outstanding shares of common capital stock of Enron Dominican Republic Operations Ltd., a Cayman Islands company ("Enron Operations"); EI is the record and beneficial owner of 48% of the issued and outstanding shares of common capital stock of Enron Operations; and such shares (the "Enron
Operations Shares") represent all of the ownership interest in Enron Operations; and

      WHEREAS, Enron DR and Enron Operations own general and limited partner interests representing a 50% interest in Smith\Enron Cogeneration Limited Partnership, a Turks and Caicos Islands limited partnership (the "Partnership"), and a 50% interest in Smith/Enron O&M Limited Partnership, a Turks and Caicos Islands limited partnership (the "O&M Partnership"); and

      WHEREAS, EHC and EI are the owners of the right to receive 52% and 48%, respectively, of the Guarantee Fees (as defined below) and any repayment of the Overrun Loans (as defined below); and

      WHEREAS, Enron Corp., a Delaware corporation ("Enron"), and Enron Global Power & Pipelines L.L.C. are parties to a Purchase Right Agreement dated as of November 15, 1994 (the "Purchase Right Agreement") pursuant to which Enron agreed to cause EHC and EI to offer to sell and transfer to EPP (as defined herein) the Enron DR Shares, the Enron Operations Shares, the right to receive Guarantee Fees and the right to receive repayment of the Overrun Loans (collectively, the "Ownership Interest"); and EHC and EI have offered the Ownership Interest pursuant to the Purchase Right Agreement; and

      WHEREAS, EPP desires to evidence its acceptance of the offer of the Ownership Interest by EHC and EI and, subject to the satisfaction of the conditions to EPP's obligations as herein set forth, to purchase and pay for the Ownership Interest, so that following such purchase EPP will own, directly or indirectly, 100% of the issued and outstanding capital stock of Enron DR and Enron Operations and all of the right to receive the Guarantee Fees and repayment of the Overrun Loans;

      NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                             CERTAIN DEFINED TERMS

      1.1 TERMS USED AS DEFINED IN PURCHASE RIGHT AGREEMENT. Capitalized terms used in this Agreement and the schedules hereto and not defined herein are used as defined in the Purchase Right Agreement or the Company Agreement (as defined below). As used in this Agreement, the following terms have the following meanings:

      "Acquired Shares" has the meaning assigned in Section 2.1 of this Agreement.

      "Agreement" has the meaning assigned in the initial paragraph hereof.

      "Arbitrating Engineer" has the meaning assigned in Section 2.2(g) of this Agreement.

      "Arbitrating  Engineer's  Report  Remedies"  has the meaning assigned  in
Section 2.2(g) of this Agreement.

      "CDE"  means  Corporacion  Dominicana  de  Electricidad,   an  autonomous
institution of the Government.

      "CDE Adjustment" means the reduction, if any, in the distributions from the Partnership to the Enron Partners arising from the difference between (a) the CDE April Invoice and (b) the CDE April Invoice Payment Amount, but not more than $1,592,217.50 in the aggregate.

      "CDE April Invoice" means (i) the disputed April 1996 invoice in the amount of $2,753,512 (relating to the shut-down of the Project) from the Partnership to CDE and (ii) an existing dispute between the Partnership and CDE relating to fuel costs in the amount of $430,923.

      "CDE April Invoice Payment Amount" means the amounts, if any, received from CDE (or the Government or another Government Institution) in respect of the CDE April Invoice from Closing Date until December 15, 1996, together with interest thereon (using the interest rate actually charged by the Partnership to CDE in respect of such disputed invoice amounts).

      "Claim" has the meaning assigned in Section 4.4 of this Agreement. "Closing" has the meaning assigned in Section 5.1 of this Agreement.

      "Closing Date" has the meaning assigned in Section 5.1 of this Agreement.

      "Company Agreement" means the Amended and Restated Limited Liability Company Agreement of Enron Global Power & Pipelines L.L.C. dated as of November 15, 1994.

      "Debt   Service   Agreement"   means   the  Base  Debt  Service   Reserve
Reimbursement Agreement dated as of December 15, 1994 between the Partnership and Enron.

      "Determination Date" means the date as of which the parties make the calculations required by Section 2.2(d), which Determination Date will be December 31, 1997, except that if on December 31, 1997 any party to this Agreement believes that Remedy or Replacement Costs may be incurred thereafter or that Recoveries may occur thereafter, such party, by notice to the other parties, may elect to postpone the Determination Date to December 31, 1998 (and, to the extent, but only to the extent, on December 31, 1998 litigation, arbitration or other pending legal action exists to determine entitlement to, or the amount of any Recovery, a similar right to elect to postpone the Determination Date will apply on such December 31 and each December 31 thereafter until the first December 31 after such litigation, arbitration or other pending legal action is finally determined or settled; PROVIDED, HOWEVER, the Determination Date will not occur until the settlement or final determination of the litigation described in subparts (b), (c), (d), if any, or
(g) of the definition of Remedy or Replacement Costs).

      "Distribution Loans" has the meaning given it in Section 2.2(h) of this Agreement.

      "Distribution Reductions" has the meaning assigned in Section 2.2(e).

      "EHC" has the meaning assigned in the initial paragraph of this Agreement.

      "EI" has the meaning assigned in the initial paragraph of this Agreement.

      "Enron" has the meaning assigned in the recitals to this Agreement.

      "Enron DR" has the meaning assigned in the recitals to this Agreement.

      "Enron DR Partner Pledge Agreement" means the Partner Pledge Agreement (Limited Partner) dated as of July 25, 1995, as amended, between Enron DR and Citibank, N.A., as Collateral Agent.

      "Enron DR Shares" has the meaning assigned in the recitals to this Agreement.

      "Enron Operations" has the meaning assigned in the recitals to this Agreement.

      "Enron Operations Partner Pledge Agreement" means the Partner Pledge Agreement (General Partner) dated as of July 25, 1995, as amended, between Enron Operations and Citibank, N.A., as Collateral Agent.

      "Enron Operations Shares" has the meaning assigned in the recitals to this Agreement.

      "Enron Parties" means Enron and any Enron Subsidiary.

      "Enron Partners" has the meaning assigned in the Partnership Agreement.

      "Enron Subsidiary" means any direct or indirect wholly owned subsidiary of Enron.

      "EPCC" means Enron Power Construction Corp.

      "EPP" means Enron Global Power & Pipelines L.L.C. and any subsidiary or affiliate thereof designated by Enron Global Power & Pipelines L.L.C.

      "EPP Financial Statements" has the meaning assigned in Section 3.2(c) of this Agreement.

      "Equity Registration" has the meaning assigned in Section 2.2(h) of this Agreement.

      "Equity Registration Effect" means the effect, if any, on the net present value of the Ownership Interest as of the Closing Date, attributable to the failure to obtain Equity Registration of the Partnership's ownership of the Project or the O&M Partnership's interest as operator thereof, if applicable, on or before December 31, 1996, determined as provided in Section 2.2(h).

      "Excess Overrun Loans" means, at any time, the amount of principal and interest on Overrun Loans made to the Partnership to cover costs and expenses incurred for Remedy or Replacement Costs (and, in the case of any Excess Overrun Loan outstanding at the Closing Date, for Guarantee Fees, interest during construction and certain other expenses) less the amount thereof repaid with the proceeds from Recoveries or otherwise in accordance with the terms of such Overrun Loans.

      "Financial Statements" has the meaning assigned in Section 3.1(i) of this Agreement.

      "GE" means General Electric Company.

      "Government" means the Government of the Dominican Republic.

      "Government Institution" means CDE or another autonomous institution, agency or instrumentality of, or corporation or other legal person created by or under the auspices of, the Government.

      "Guarantee Fees" means the 4% per annum fee payable pursuant to the Debt Service Agreement and the 1.5% fee payable pursuant to the Reimbursement Agreement.

      "Hotel" means  Hotelera del Atlantico, S. A.

      "IFC"   means   International  Finance  Corporation,   an   international
organization established by Articles of Agreement among its member countries.

      "IFC Investment Agreement" means the Investment Agreement between the Partnership and IFC dated November 1, 1994, as amended.

      "Indemnified Party" and "Indemnifying Party" have the respective meanings assigned in Section 4.4 of this Agreement.

      "Independent Engineer" has the meaning given it in the Sponsor Support Agreement.

      "Independent Engineer's Report" means the final report of the Independent Engineer to be delivered to EHC by EPP as described in Section 2.2(g).

      "Independent Engineer's Report Remedies" shall have the meaning set forth in Section 2.2(g).

      "Interim Interest"  means  interest calculated at 14 percent per annum on
(i) the actual number of days and the net amounts by which actual distributions from the Partnership to EPP exceed distributions for the same period in the Model offset by (ii) the actual number of days and the net amounts by which distributions in the Model exceed actual distributions from the Partnership to EPP. Interim Interest shall be calculated only if the timing of Recoveries and Excess Overrun Loans impact distributions declared and paid by the Partnership.

      "Market Price" at a given date means the average closing price per share of Common Shares of EPP reported at the close of trading on the New York Stock Exchange for the 20 trading days immediately preceding the second trading day prior to such date.

      "Model" means the financial model agreed to by EHC, EI and EPP containing the assumptions used to calculate the Offer Price. The Model shall assume that
(a) the Outstanding Overrun Loans are outstanding at the Closing Date, (b) no Excess Overrun Loans are outstanding at the Closing Date, (c) neither the Partnership nor the Project is subject to taxation by the Government, and (d) all payments from CDE are made in full when due.

      "Net Change" means the sum of (a) the increase or decrease in the output cell titled "EGPP NPV" in the Model that results from the adjustments in the Model referred to in Section 2.3(a) and (b) Interim Interest thereon from the Closing Date to the date the Net Change is paid.

      "Net Tax Change" means the increase or decrease in the output cell titled "EGPP NPV" in the Model that results from the adjustments in the Model referred to in Section 2.3(b), not to exceed an aggregate of $9.5 million.

      "Offer Price" has the meaning assigned in Section 2.1 of this Agreement.

      "O&M Contract" means the Administrative Services and Operation and Maintenance Agreement dated as of March 1, 1994, between the Partnership and the O&M Partnership.

      "O&M Partnership" has the meaning assigned in the recitals to this Agreement.

      "O&M Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the O&M Partnership, dated as of March 1, 1994, as amended, by and among Smith Cogeneration Dominicana, Inc., a Turks and Caicos Islands corporation, Smith Cogeneration International, Inc., a British Virgin Islands corporation, Enron Reserve I B.V., a Dutch corporation and Atlantic Commercial Finance B.V., a Dutch corporation.

      "Outstanding Overrun Loans" has the meaning assigned in Section 2.1 of this Agreement.

      "Overrun Loans" means all loans made by Enron Partners or their affiliates pursuant to Section 4.4 of the Partnership Agreement.

      "Ownership Interest" has the meaning set forth in the recitals to this Agreement.

      "Ownership Maintenance Agreement" has the meaning assigned in Section 5.2(b)(iii) of this Agreement.

      "Partnership" has the meaning assigned in the recitals to this Agreement.

      "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 15, 1994, by and among Smith Cogeneration Dominicana, Inc., a Turks and Caicos Islands
corporation, Smith Cogeneration International, Inc., a British Virgin Islands corporation, Enron Reserve I B.V., a Dutch corporation, and Atlantic Commercial Finance B.V., a Dutch corporation, as amended by Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of the Partnership, dated effective April 30, 1996, by and among Enron DR, Enron Operations, Smith Cogeneration Dominicana, Inc., Smith Cogeneration International, Inc., and Smith Dominicana Holding Limited Partnership, a Cayman Islands limited partnership.

      "Pre-Closing Conditions" means conditions with respect to physical components of the Project existing prior to the Closing Date.

      "Project" means the approximately 185 MW electric power plant constructed by the Partnership in or near Puerto Plata in the Dominican Republic, together with all the property, structures, vessels, machinery, equipment and spare parts that are owned by the Partnership and are part thereof or used or useful in connection therewith.

       "Project Tax" means any tax provided for by Dominican law as in effect at the Closing Date upon the income from the operations of the Project or of the Partnership, or the O&M Partnership, if applicable, or any tariff, impost, fine or other penalty provided for by Dominican law as in effect at the Closing Date and measured by reference to the income from the operations of the Project or of the Partnership, or the O&M Partnership, if applicable, in each such case to the extent (but only to the extent) the amount of any tax thereby imposed is not passed through to, and reimbursed in full by, a Government Institution or any private party purchasing the power from the Project and, in each case from the date the tax is imposed on the Partnership or the Project or the O&M Partnership, if applicable.

      "Purchase Right Agreement" has the meaning assigned in the recitals to this Agreement.

      "Recoveries" means proceeds received by the Partnership from insurance carriers or from any settlements or warranties effected with contractors or others, including, without limitation, GE, EPCC and the Hotel, (a) in respect of Remedy or Replacement Costs, and (b) in respect of business interruptions or other occurrences or circumstances (and costs and expenses associated therewith) relating to the Project prior to the Closing Date and, to the extent such Recoveries do not relate to Overrun Loans (but only to such extent), net to the interest of the Enron Partners.

      "Reimbursement Agreement" means the Reimbursement Agreement dated as of February 28, 1996 among the Partnership, Enron, Enron Development Corp. and Smith Cogeneration Dominicana, Inc.

      "Remedy or Replacement Costs" means (a) the costs and expenses for which loans may be made by Enron Partners or their affiliates pursuant to Section 4.4(e)(i) or (iii) of the Partnership Agreement, to the extent such costs and expenses are not included in the Model as agreed to on the Closing Date, (b) the costs and expenses described in the Sponsor Support Agreement of which Enron and Enron Operations have agreed to arrange for the payment or for which they have agreed to make loans to the Partnership, PROVIDED, HOWEVER, that the amount of such costs and expenses constituting Remedy or Replacement Costs is subject to the dollar limits set forth in the Definition of Maximum Funding Amount in the Sponsor Support Agreement (other than the dollar limitation applicable to the Remedy or Replacement Cost described in subpart (b) of the definition of Maximum Funding Amount, which shall not be so limited); (c) any costs, expenses or liabilities arising from the existing litigation brought by a local Puerto Plata landowner seeking damages for environmental damages approximating $150,000; (d) any costs, expenses or liabilities resulting directly from any legal action or arbitral proceeding arising after the Closing Date, but only to the extent such costs, expenses or liabilities relate to periods prior to the Closing Date, in respect of complaints made to representatives of the Partnership prior to the Closing Date by an organized group of local Costambar, Puerto Plata residents regarding emissions damage alleged to have been caused by the Project and which have been described to the representatives of the Oversight Committee; (e) the costs of any repair or replacement of any physical component of the Project occurring after the Closing Date and prior to the date of delivery (or deemed date of delivery) of the Independent Engineer's Report, but which relate to Pre-Closing Conditions, but only to the extent such costs are actually incurred prior to the delivery date (or deemed delivery date) of the Independent Engineer's Report; (f) any Independent Engineer's Report Remedies (PROVIDED, THAT, if there is an
Arbitrating Engineer, the Arbitrating Engineer's Report Remedies shall be included rather than the Independent Engineer's Report Remedies); and (g) any costs, expenses or liabilities arising from the litigation styled JAMES R. BROWN AND VALERIE BROWN V. GE POWER SYSTEMS, ET AL., Cause No. A0154860 pending in the 58th District Court of Jefferson County, Texas.

      "Sponsor Support Agreement" means the Sponsor Support Agreement dated as of April 30, 1996 among Enron DR, Enron and IFC.

      "Tax Determination Date" shall mean November 30, 1997.

      "Termination Date" has the meaning given in Section 5.3(a) of this Agreement.

      "Withheld Distribution" has the meaning given it in Section 2.2(h) of this Agreement.
      ARTICLE II

                    PURCHASE AND SALE OF OWNERSHIP INTEREST

      2.1 PURCHASE AND SALE OF OWNERSHIP INTEREST. Subject to the satisfaction of the conditions set forth in Section 5.2, in consideration of the Offer Price, on the Closing Date EHC and EI will sell, transfer, convey and deliver to EPP, and EPP will purchase and accept from EHC and EI, the Ownership Interest, as evidenced by (i) the delivery of certificates evidencing the Enron DR Shares and the Enron Operations Shares, duly endorsed by EHC and EI or accompanied by stock powers (or comparable instruments) duly executed by EHC and EI and in proper form for transfer and (ii) an instrument of assignment acceptable to EPP conveying to EPP the right to receive (A) repayment of the Overrun Loans, and (B) the Guarantee Fees (unless EPP is provided with other satisfactory evidence of the transfer to Enron DR of the right to receive the Guarantee Fees prior to the Closing). The consideration for the purchase and sale of the Ownership Interest on the Closing Date will be $50,000,000.00, plus accrued and unpaid interest on the Outstanding Overrun Loans (as defined below) to the Closing Date (the "Offer Price"), which is calculated in part on the basis of an aggregate of $10,772,757.48 principal amount of Overrun Loans being outstanding at the Closing Date (together with interest thereon from time to time outstanding, the "Outstanding Overrun Loans"). Enron Global Power & Pipelines L.L.C. will pay the Offer Price by issuance on the Closing Date to EHC and EI (in proportion to their respective ownership interests in Enron DR and Enron Operations) of Common Shares that have a Current Market Price equal to the Offer Price. The Common Shares evidencing the Offer Price will be comprised 21% of Restricted Common Shares and 79% of Common Shares that are not Restricted Common Shares (collectively, the "Acquired Shares"), as evidenced by the delivery of original issue certificates representing the Acquired Shares. One percent of the Acquired Shares will be Special Restricted Common Shares and will be included as part of the 21% Restricted Common Shares. All of the Restricted Common Shares will be issued to EHC. Any fractional share will be rounded up to the nearest whole share.

      2.2 ADDITIONAL AGREEMENTS. (a) Enron's obligation under the Sponsor Support Agreement is a Shareholder Commitment that will be assumed by EPP on the Closing Date. EPP agrees that such obligation will be discharged through the making of Overrun Loans to the Partnership, such loans to be made by EPP or Enron Operations after the Closing Date (and, except to the extent necessary to avoid default under any Project Document, shall be made no more often than monthly and no earlier in any month than the sixteenth day thereof). EPP also agrees that even if the Sponsor Support Agreement is terminated, EPP or Enron Operations will make Overrun Loans to the Partnership from the Closing Date to the Determination Date to cover Remedy or Replacement Costs (except to the extent that the proceeds from Recoveries are used by the Partnership to pay such Remedy or Replacement Costs).

      (b) EHC agrees that it, Enron or another Enron Subsidiary will advance to EPP any amounts necessary to fund the Overrun Loans described in Section 2.2
(a). Each advance shall be evidenced by a note, each for an amount equal to the aggregate amount of the advance (the "Excess Overrun Note"). The Excess Overrun Note shall bear the same terms, including events of default, interest rate and dates of payment of installments of interest and principal, as the related Overrun Loan made by EPP to the Partnership and such other terms as EHC and EPP shall agree, and shall provide for payment by EPP when, as and to the extent payments are received by EPP from the Partnership with respect to the related Overrun Loans, of principal, interest and any related costs.

      (c) EPP agrees (i) to pay (A) each Excess Overrun Note when due in accordance with the terms and conditions thereof, and (B) when received by EPP, to EHC, the amount of any payment in respect of Excess Overrun Loans not represented by an Excess Overrun Note, and (ii) that it will not permit the Partnership to settle any dispute with GE, EPCC or the Hotel regarding any Remedy or Replacement Cost without the consent of EHC and EI.

      (d) As of the Determination Date, the Model shall be adjusted to reflect the amount and timing of Excess Overrun Loans and the amount and timing of Recoveries plus interest earned (at an assumed rate of 14%) or saved as a result of such Recoveries (but excluding any amount thereof used to repay Overrun Loans), and the Net Change will be calculated in accordance with
Section 2.3(a). If the Net Change is positive, Enron Global Power & Pipelines L.L.C. will pay the absolute value of the Net Change by issuance to EHC and EI (in proportion to their respective ownership interests in Enron DR and Enron Operations immediately prior to the Closing) of Common Shares that have a Market Price at the Determination Date equal to the Net Change. Of such shares, 21% will be Restricted Common Shares and 79% will be Common Shares that are not Restricted Common Shares. One percent of such Common Shares will be Special Restricted Common Shares and will be included as part of the 21% Restricted Common Shares. All of the Restricted Common Shares will be issued to EHC. Any fractional share will be rounded up to the nearest whole share. If the Net Change is negative, EHC and EI will pay EPP cash in the amount of the absolute value of such Net Change (in proportion to their respective ownership interests in Enron DR and Enron Operations immediately prior to the Closing).

      (e) As of the Determination Date, EHC and EPP shall negotiate in good faith for a period of thirty days to determine the extent, if any, by which the sum of (i) the amount of distributions from the Partnership and (ii) undistributed net income of the Partnership have been reduced as a result of lost profits attributable to Pre-Closing Conditions (the "Distribution Reduction"). If after 30 days EHC and EPP are unable to agree on the amount of such Distribution Reduction, EHC and EEC shall submit the matter to the Independent Engineer, who shall determine the amount of such Distribution Reduction by determining the portion of the amount by which distributions are less than those reflected in the Model which it is more probable than not were lost profits caused by Pre-Closing Conditions, and the Independent Engineer's determination of such Distribution Reduction shall be final and binding on all parties hereto.

      (f) As of the Tax Determination Date, the Model shall be adjusted to reflect (i) the amount of Project Tax imposed upon the Partnership or the Project and the O&M Partnership, to the extent applicable, in respect of periods prior to the Closing Date and from the Closing Date to the Tax Determination Date, (ii) interest on the reduction in dividends attributable to amounts of Project Tax paid prior to the Tax Determination Date and (C) the assumption that Project Tax, if any, continues to be paid from and after the Tax Determination Date at the same average rate, and the Net Tax Change will be calculated in accordance with Section 2.3(b). If the Net Tax Change is positive, unless otherwise agreed between EHC and EPP, EPP will pay the absolute value of the Net Tax Change by issuance to EHC and EI (in proportion to their respective ownership interests in Enron DR and Enron Operations immediately prior to the Closing) of Common Shares that have a Market Price at the Tax Determination Date equal to the Net Tax Change. Of such shares, 21% will be Restricted Common Shares and 79% will be Common Shares that are not Restricted Common Shares. One percent of such Common Shares will be Special Restricted Common Shares and will be included as part of the 21% Restricted Common Shares. All of the Restricted Common Shares will be issued to EHC. Any fractional share will be rounded up to the nearest whole share. If the Net Tax Change is negative, EHC and EI will pay EPP cash in the amount of absolute value of such Net Tax Change (in proportion to their respective ownership interests in Enron DR and Enron Operations immediately prior to the Closing).

      (g) On or before the 40th day following the Closing Date, EPP shall cause the Independent Engineer's Report to be delivered to EHC. In the event the Independent Engineer's report is not delivered by such date, it shall be deemed for all purposes hereunder to have been delivered on such day and to recommend no repair or replacement to any physical component of the Project other than those set forth in the draft of the Independent Engineer's Report delivered prior to the Closing Date to EHC and EPP. In the event the Independent Engineer's Report is delivered on or before the 40th day following the Closing Date, EHC and EPP shall negotiate in good faith to determine which, if any, of the repairs or replacements to specific physical components of the Project recommended in the Independent Engineer's Report are attributable to Pre-Closing Conditions and as to the level of repairs or replacements necessary to address the problems set forth in the Independent Engineer's Report (the "Independent Engineer's Report Remedies"). If within 30 days after the date of delivery of the Independent Engineer's Report EHC and EPP are unable to agree on the Independent Engineer's Report Remedies, EHC and EEC shall submit the matter to Aptech, or, if such firm declines to undertake such engagement, another independent engineering firm acceptable to EHC and EPP (the "Arbitrating Engineer"), who shall determine the portion of the recommended repairs and replacements to specific physical components of the Project the necessity for which it is more probable than not was caused by Pre-Closing Conditions, and the level of repairs or replacements necessary, in the Arbitrating Engineer's judgment, to address such problems, and the Arbitrating Engineer's determination of such matters (the "Arbitrating Engineer's Report Remedies") shall be final and binding on all parties hereto.

      (h) (i) From and after the Closing Date and until December 31, 1996, EHC shall use reasonable good faith efforts to secure registration of the Partnership's equity ownership of the Project and, to the extent applicable, of the O&M Partnership's interest as operator thereof, under the Foreign Investment Law of the Dominican Republic with the Central Bank of the Dominican Republic ("Equity Registration"), and EPP shall cooperate in all respects with such efforts, including by using its best efforts to cause the Partnership or the O&M Partnership, if applicable, to execute and deliver any required documents or certifications necessary or advisable in EHC's reasonable opinion to secure such registration and/or by using its best efforts to cause its employees and representatives or employees or representatives of the Partnership, or the O&M Partnership, at the reasonable request of EHC, to travel to the Dominican Republic in order to assist in securing such Equity Registration. EHC shall bear and pay all costs and expenses related to its efforts to secure Equity Registration, including fees and expenses of counsel, filing fees and the actual out-of-pocket expenses of any employees and representatives of EPP, the Partnership or the O&M Partnership assisting in securing such registration at EHC's request.

            (ii) In the event Equity Registration is not secured by the date on which the next regular distribution from the Partnership, or to the extent applicable, the O&M Partnership, is declared (on or after December 15, 1996) and if, as a result of the failure to secure Equity Registration, such distribution or distributions may not be made to Enron DR and Enron Operations, EHC shall loan (the "Distribution Loan") to Enron DR the amount of any such distributions to the extent (but only to the extent) of amounts which cannot be distributed to Enron DR and Enron Operations (the "Withheld Distributions"), against the grant by Enron DR of a first and prior security interest in the Withheld Distributions, and Enron DR shall take all such action requested by EHC as shall be necessary or advisable in EHC's opinion, including registration of such security interest on the books of the Partnership or the O&M Partnership, if applicable, as may be necessary to perfect in EHC a valid first and prior perfected security interest in such Withheld Distributions to the maximum extent permitted by law. The Distribution Loan shall be discharged by the payment, when received by Enron DR, of the Withheld Distributions, together with any earnings thereon received by or payable to the Partnership or the O& M Partnership, if applicable (in respect of the Enron Partners' interest in the Partnership or the O&M Partnership), during the period from the date of declaration of the Withheld Distributions to the date of receipt thereof by Enron DR, but shall not otherwise bear any interest.

            (iii) If Equity Registration has not been obtained by October 1, 1996, EHC and EPP shall negotiate in an attempt to agree upon the Equity Registration Effect or other appropriate protections to be afforded to EPP because of the failure to secure Equity Registration. If no agreement thereon has been reached by December 1, 1996, on that date the question as to the amount, if any, of the Equity Registration Effect shall be submitted for determination by an internationally recognized investment banking firm acceptable to EHC and EPP, whose determination of the Equity Registration Effect shall be based on the assumptions used in the Model, changed only to reflect the anticipated effect (as determined by such investment banking firm) on such assumptions of the failure to secure Equity Registration, and shall be binding upon all parties hereto. Prior to December 1, 1996, EHC and EPP shall negotiate in an attempt to agree on the text of the question to be submitted to such investment banking firm or, if they are unable to so agree, the issue shall be submitted on the basis of the description and definitions contained herein. The decision of such investment banking firm shall be rendered as promptly as possible, but in any event no later than January 3, 1997. The fees and expenses of such investment banking firm will be divided equally between EHC and EPP.

            (iv) If the Equity Registration Effect is positive, EPP will pay EHC and EI cash in the amount of the Equity Registration Effect (in proportion to their respective ownership interests in Enron DR and Enron Operations immediately prior to the Closing). If the Equity Registration Effect is negative, EHC and EI will pay EPP cash in the absolute value of the amount of such Equity Registration Effect (in proportion to their respective ownership interests in Enron DR and Enron Operations immediately prior to the Closing).

      (i) EPP and EHC acknowledge that the Partnership has been negotiating on behalf of Enron Fuels International, Inc. ("EFI") to secure CDE's consent to an amendment of EFI's existing fuel supply agreement with the Partnership which, if effected, is expected to result in the payment to the Partnership by EFI of approximately $3 million, none of which amount is reflected in the Model. EPP agrees to pay, or cause to be paid, to EHC and EI (in proportion to their respective ownership interests in Enron DR and Enron Operations immediately prior to the Closing), when received from the Partnership, any of such amount received in respect of the Enron Partners' interest in the Partnership.

      (j) As soon as practicable after December 15, 1996, but in no event more than five business days thereafter, EHC will pay EPP cash in the amount of the CDE Adjustment. From and after December 15, 1996, EPP will pay, or cause to be paid, to EHC upon receipt from the Partnership, any amounts received by the Enron Partners in respect of the CDE April Invoice, including any interest thereon received by the Partnership.

      2.3 NET CHANGE AND NET TAX CHANGE. (a) The Net Change will be calculated as of the Determination Date by adjusting the Model to reflect (i) the amount of Excess Overrun Loans outstanding on the Determination Date and the amount of Recoveries not used to repay such Excess Overrun Loans (plus interest earned or saved as a result of such Recoveries), and (ii) the assumption that all Excess Cost Overrun Loans are made, and any Recoveries credited, as of the sixteenth day of the month in which they are actually received and (iii) any Distribution Reduction. The calculation of the Net Change shall be completed as soon following the Determination Date as the information necessary to make the necessary computations becomes available, but in any event no later than the 45th day following the Determination Date.

            (b) The Net Tax Change will be calculated as of the Tax Determination Date by adjusting the Model to reflect (i) the amount of Project Tax imposed upon the Partnership or the Project, or the O&M Partnership, if applicable (net of any available credits or other benefits) in respect of periods (1) prior to the Closing Date and (2) from the Closing Date to and including November 30, 1997, (ii) payment of interest on the amounts by which distributions have been reduced by reason of Project Tax actually paid during the period specified in (i), and (iii) the assumption that Project Tax continues to be paid at the same average rate after the Tax Determination Date. The calculation of the Net Tax Change shall be completed as soon following the Tax Determination Date as the information necessary to make the necessary computations becomes available, but in any event no later than the 45th day following the Tax Determination Date.


      (c)    Any issuance of Common Shares or cash payment pursuant  to Section
2.2 (d) will be completed within five days following the calculation of the Net Change hereunder. Any issuance of Common Shares or cash payment pursuant to
Section 2.2(f) shall be completed within five days following the determination of the Net Tax Change as provided in Section 2.2(f). Any issuance of Common Shares or cash payment pursuant to Section 2.2(h) shall be completed within five days following the determination of the Equity Registration Effect as provided in Section 2.2(h). EHC and EI will be required to make the same representations with respect to such Common Shares as each has made with respect to the Acquired Shares in this Agreement. Such Common Shares will be subject to the same restrictions on resale, and the certificates therefor will bear the same restrictive legend, as the Acquired Shares.

      (d) If EHC, EI and EPP cannot agree on the Net Change or the Net Tax Change hereunder, they will retain Arthur Andersen LLP's Houston office to make the determination of Net Change or Net Tax Change in accordance with this
Section 2.3, and Arthur Andersen LLP shall be provided with a copy of, or electronic media containing, the Model. Arthur Andersen LLP's determination of the Net Change and the Net Tax Change will be final and binding on EHC, EI and EPP.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

      3.1 REPRESENTATIONS AND WARRANTIES OF EHC. EHC hereby represents and warrants to EPP that:

            (a) ORGANIZATION OF EHC AND EI. EHC is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate or similar power and authority to own, lease, operate and otherwise hold all of its properties and assets and to carry on its business as presently conducted and as proposed to be conducted and is duly qualified to do business in each jurisdiction in which the nature of its business as now conducted or its assets makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Enron DR, Enron Operations, the Partnership, the O&M Partnership or the Ownership Interest. EI is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to own, lease, operate and otherwise hold all of its properties and assets and to carry on its business as presently conducted and as proposed to be conducted and is duly qualified to do business in each jurisdiction in which the nature of its business as now conducted or its assets makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Enron DR, Enron Operations, the Partnership, the O&M Partnership or the Ownership Interest.

            (b) ORGANIZATION OF ENRON DR AND ENRON OPERATIONS. Each of Enron DR and Enron Operations is a company duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to own, lease, operate and otherwise hold all of its properties and assets and to carry on its business as presently conducted and as proposed to be conducted and is duly qualified to do business in each jurisdiction in which the nature of its business as now conducted or its assets makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Partnership, the O&M Partnership or the Ownership Interest.

            (c) ORGANIZATION OF THE PARTNERSHIP AND THE O&M PARTNERSHIP. Each of the Partnership and the O&M Partnership is a partnership duly formed and validly existing under the laws of the Turks and Caicos Islands and has all requisite partnership power and authority to own, lease, operate and otherwise hold all of its properties and assets and to carry on its business as presently conducted and as proposed to be conducted and is duly qualified to do business in each jurisdiction in which the nature of its business as now conducted or its assets makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Ownership Interest.
 .
            (d) PREEMPTIVE RIGHTS. Except as set forth in any of the Project Documents (i) there are no preemptive rights or other rights to subscribe for or to purchase any capital stock of Enron DR or Enron Operations or any limited or general partner interests in the Partnership or the O&M Partnership and (ii) there are no restrictions upon the voting or transfer (other than restrictions upon transfer imposed under applicable securities laws) of the capital stock of Enron DR or Enron Operations or the limited or general partner interests of Enron DR or Enron Operations in the Partnership or the O&M Partnership.

            (e) LIENS, ETC. The Ownership Interest is being conveyed by EHC and EI to EPP free of material liens or other material rights or material encumbrances (other than as disclosed in the Project Documents).

            (f) TITLE TO PROPERTIES. The Partnership is the lawful owner of all material properties, rights of way and assets that constitute the Project, free and clear of all material liens, encumbrances and security interests, except as disclosed in and permitted by the Project Documents or as would not have a material adverse effect on the Partnership or the Ownership Interest. The O&M Partnership is the lawful owner of all of its rights under the O&M Agreement, free and clear of all material liens, encumbrances and security interests, except as disclosed in and permitted by the Project Documents or as would not have a material adverse effect on the O&M Partnership or the Ownership Interest.

            (g) CERTAIN DISCLOSURES. EHC has delivered to the Oversight Committee true and correct copies of all Project Documents for the Project. There are no Project Document Violations by an Enron Party (or, to EHC's knowledge, any other party) under the Project Documents.
      Schedule 3.1(g) to this Agreement contains a complete list of all Project Documents. EHC has disclosed in writing to the Oversight Committee all pending (or, to its knowledge, threatened) claims by or against Third Parties or for violations of Law that could reasonably be expected to have a material adverse effect on the Ownership Interest. There are no material contracts to which the Partnership, the O&M Partnership, Enron DR or Enron Operations is a party or by which any of them are bound other than the Project Documents.

            (h) INFORMATION. The copies of written materials that EHC has delivered to or made available to the Oversight Committee constitute accurate copies of the originals thereof, and the files and records that EHC has delivered to or made available to the Oversight Committee constitute all material written factual information in the possession of Enron or its affiliates concerning Enron DR, Enron Operations, the Partnership, the O&M Partnership or the Project. It is understood that EHC makes no representation regarding any information in such files obtained from third parties. Enron is not aware of any fact, matter or circumstance that has not been disclosed to the Oversight Committee that does or may render any such materials, files, records, or other information untrue, inaccurate, or misleading in any material respect or the disclosure of which would be material to the decision by the
      Oversight Committee to accept, on behalf of EPP, the Offer of the Ownership Interest. If any dispute arises as to whether or not any matter was orally disclosed to the Oversight Committee, EHC will have the burden of proving that such matters were in fact so disclosed.

            (i)   FINANCIAL STATEMENTS.   EHC has heretofore furnished EPP with
      the following financial statements (the "Financial Statements"):

                  (i) the unaudited balance sheet of the Enron DR dated March 31, 1996, and the related statement of income and undistributed earnings for the three month period ending March 31, 1996.

                  (ii) the unaudited balance sheet of the Enron DR dated December 31, 1995, and the related statement of income and undistributed earnings for the twelve month period ending December 31, 1995.

                  (iii) the unaudited balance sheet of Enron Operations dated March 31, 1996, and the related statement of income and undistributed earnings for the three month period ending March 31, 1996.

                  (iv) the unaudited balance sheet of Enron Operations dated December 31, 1995, and the related statement of income and undistributed earnings for the twelve month period ending December 31, 1995.

                  (v) the audited balance sheet of the Partnership as of December 31, 1995, and the related statement of income and undistributed earnings for the twelve month period ending December 31, 1995;

                  (vi) the unaudited balance sheet of the Partnership as of March 31, 1996, and the related statement of income and undistributed earnings for the three month period ending March 31, 1996;

                  (vii) the unaudited balance sheet of the O&M Partnership dated December 31, 1995, and the related statement of income and undistributed earnings for the twelve month period ending December 31, 1995; and

                  (viii) the unaudited balance sheet of the O&M Partnership dated March 31, 1996, and the related statement of income and undistributed earnings for the three month period ending March 31, 1996.
      The Financial Statements present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. Except as disclosed in writing to the Oversight Committee of EPP, since March 31, 1996 there has not been any material adverse change in the business, financial condition or results of operations of Enron DR, Enron Operations, the Partnership or the O&M Partnership. Since March 31, 1996, neither Enron DR nor Enron Operations has declared or paid any dividend or made any other distribution to its shareholder.

            (j)   CAPITALIZATION.

                  (i) The Enron DR Shares are the only issued and outstanding shares of capital stock of Enron DR and are validly issued, fully paid and nonassessable and were not issued in violation of the preemptive rights of any person. Enron DR owns, beneficially and of record, a 49% limited partner interest in each of the Partnership and the O&M Partnership, and each such limited partner interest has been validly issued and is fully paid and was not issued in violation of the preemptive rights of any person. The Enron Operations Shares are the only issued and outstanding shares of capital stock of Enron Operations and are validly issued, fully paid and nonassessable and were not issued in violation of the preemptive rights of any person. Enron Operations owns, beneficially and of record, a 1% general partner interest in each of the Partnership and the O&M Partnership, and each such general partner interest has been validly issued and was not issued in violation of the preemptive rights of any person.

                  (ii) There are not now any outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock or limited or general partner interests or other equity interests of Enron DR, Enron Operations, the Partnership or the O&M Partnership, or contracts, understandings or arrangements to which Enron DR, Enron Operations, the Partnership or the O&M Partnership is a party, or by which any of them is or may be bound, to issue additional shares of its capital stock or limited or general partner interests or other equity interests or options, warrants, or rights to subscribe for, or securities or rights convertible into or exchangeable for, any additional shares of its capital stock or limited or general partner interests, or other equity interests.

                  (iii) None of Enron DR, Enron Operations, the Partnership, and the O&M Partnership owns any capital stock, general or limited partner interests, joint venture interests or other equity interests, except as set forth in clause (i) of this Section 3.1(j). The Partnership has, and has had, no business or assets other than the development, financing, acquisition, construction, operation and ownership of the Project as contemplated by the Project Documents. The O&M Partnership does not have, and has not had, any business or assets other than the business of performing services to the Partnership under the O&M Contract. None of Enron DR or Enron Operations has, or has had, any business or assets other than the ownership of the equity interests set forth in clause (i) of this Section 3.1(j).

                  (iv) EHC has no substantial assets on the date hereof other than the Ownership Interest, its ownership interest in EPP and promissory notes in the amount of $55 million payable by Enron. On the Closing Date EHC will have no substantial assets other than its ownership interest in EPP and promissory notes payable by Enron to EHC in an amount at least equal to 10% of the aggregate capital contributions to EPP. EHC has no substantial liabilities.

            (k) OVERRUN LOANS AND GUARANTEE FEES. EHC and EI own 52% and 48%, respectively, of the right to receive repayment of the Overrun Loans and the right to receive the Guarantee Fees. The outstanding principal amount owing on the Overrun Loans reflected in the Model is equal to the outstanding amount thereof on the date hereof.

            (l) AUTHORIZATION AND VALIDITY OF AGREEMENT; NO CONFLICT. EHC and EI have all necessary corporate or similar power and authority to enter into this Agreement and to perform their respective obligations hereunder, and the execution, delivery and performance hereof by each of them has been duly and validly authorized by all necessary corporate or similar action. This Agreement has been duly executed and delivered by EHC and EI and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The conveyance of the Ownership Interest will not (i) conflict with or result in a breach of, give rise to any preferential purchase right under, or require any consent which has not been obtained under, any Project Document or applicable Law (to the extent the failure to obtain the same could reasonably be expected to have a material adverse effect on the Ownership Interest), (ii) result in the creation or imposition of any lien or encumbrance on any of the property of the Partnership or the O&M Partnership or (iii) with the passage of time or the giving of notice or both, or the taking of any other action by a third party, have any of the effects listed in clauses (i) and (ii) of this sentence.

            (m) INVESTMENT PURPOSE. Each of EHC and EI is acquiring the Acquired Shares for its own account and not with a view to a sale or distribution thereof in violation of any securities laws, and each of EHC and EI has no present intention of selling or distributing any of the Acquired Shares in violation of any securities laws. EHC and EI agree that the certificates representing the Acquired Shares will bear an appropriate legend referring to restrictions on transfers thereof except in compliance with the registration provisions of applicable state and federal securities laws or pursuant to applicable exemptions therefrom.

            (n)   REGULATORY MATTERS.

                  (i) None of Enron, any Enron Subsidiary, Enron DR, Enron Operations, the Partnership and the O&M Partnership is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (ii) None of Enron, any Enron Subsidiary, Enron DR, Enron Operations, the Partnership and the O&M Partnership is a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated thereunder.

            (o) BROKERS AND FINDERS. None of Enron, any Enron Subsidiary, Enron DR, Enron Operations, the Partnership or the O&M Partnership has retained any broker, finder, or similar intermediary who might be entitled to a fee or commission from Enron DR, Enron Operations, the Partnership, the O&M Partnership or EPP, or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the sale of the Ownership Interest pursuant to this Agreement.

            (p) COMPLIANCE WITH LAW. Each of, Enron DR, Enron Operations, the Partnership and the O&M Partnership has complied with all applicable Laws and obtained or applied for all applicable licenses, permits, approvals and authorizations of all governmental authorities, except in each case as would not have a material adverse effect on the assets, business, financial condition or results of operations of Enron DR, Enron Operations, the Partnership or the O&M Partnership.

            (q) LITIGATION. Except as previously disclosed in writing to the Oversight Committee, there is no litigation, arbitration or governmental proceeding pending or, to the knowledge of Enron, threatened against Enron DR, Enron Operations, the Partnership or the O&M Partnership, or their respective partners, officers or directors in their capacities as such, in which an unfavorable ruling, decision or finding would have a material adverse effect on the Project, the Ownership Interest, Enron DR, Enron Operations, the Partnership or the O&M Partnership.

            (r) TAXES. Each of Enron DR, Enron Operations, the Partnership and the O&M Partnership has filed all federal, state and foreign income tax returns that have been required and has paid all taxes indicated by said returns and all assessments received by it, except for such taxes as are being contested in good faith by appropriate proceedings and for which it has established adequate reserves.

            (s) DIVIDENDS OR OTHER DISTRIBUTIons. Since March 31, 1996 neither Enron DR nor Enron Operations has declared or paid any dividend or other distribution, and neither will declare or pay any dividend or other distribution prior to the Closing Date.

      3.2   REPRESENTATIONS  AND  WARRANTIES  OF  EPP.   Enron Global  Power  &
Pipelines L.L.C. hereby represents and warrants to EHC and EI that:

            (a)   AUTHORIZATION AND VALIDITY OF AGREEMENT;  NO CONFLICT.  Enron
      Global Power & Pipelines L.L.C. has all necessary power and authority to enter into this Agreement, to issue to EHC and EI the Acquired Shares and Common Shares, if any, that may be issued pursuant to Section 2.2 and to perform its other obligations hereunder, and the execution, delivery and performance hereof by Enron Global Power & Pipelines L.L.C. have been duly and validly authorized by all necessary company action. This Agreement has been duly executed and delivered by Enron Global Power & Pipelines L.L.C. and constitutes the legal, valid and binding obligation of Enron Global Power & Pipelines L.L.C., enforceable against Enron Global Power & Pipelines L.L.C. in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The issuance of the Acquired Shares and Common Shares, if any, that may be issued pursuant to
      Section 2.2 will not (i) conflict with or result in a breach of, give rise to any preferential purchase right under, or require any consent which has not been obtained under, any material agreement to which Enron Global Power & Pipelines L.L.C. is a party or applicable Law (to the extent the failure to obtain the same could be reasonably expected to have a material adverse effect on Enron Global Power & Pipelines L.L.C. or the Acquired Shares or such Common Shares), (ii) result in the creation or imposition of any lien or encumbrance on any of the property of Enron Global Power & Pipelines L.L.C. or (iii) with the passage of time or the giving of notice or both, or the taking of any other action by a third party, have any of the effects listed in clauses (i) and (ii) of this sentence. The Acquired Shares and Common Shares, if any, that may be issued pursuant to Section 2.2, upon issuance in accordance with this Agreement, will be validly issued and outstanding and not subject to any preemptive, preferential or other similar rights. Such shares, upon issuance in accordance with this Agreement, will be fully paid and, except to the extent specified in Section 18-607(b) of the Delaware Limited Liability Company Act and except to the extent specified in
      Section 4.01(d) of the Company Agreement with respect to Special Restricted Common Shares, nonassessable.

            (b) INVESTMENT PURPOSE. EPP is acquiring the Ownership Interest for its own account and not with a view to a sale or distribution thereof in violation of any securities laws, and EPP has no present intention of selling or distributing any of the Ownership Interest in violation of any securities laws. Enron Global Power & Pipelines L.L.C. agrees that the certificates representing the Enron DR Shares and the Enron Operations Shares will bear an appropriate legend referring to restrictions on transfers thereof except in compliance with the registration provisions of applicable state and federal securities laws or pursuant to applicable exemptions therefrom.

            (c)   EPP FINANCIAL STATEMENTS.   EPP  has heretofore furnished EHC
      with the following financial statements (the "EPP Financial Statements"):

                  (i) the audited balance sheet of Enron Global Power & Pipelines L.L.C. dated December 31, 1995, and the related statements of income, cash flows and equity for the twelve month period ending December 31, 1995; and

                  (ii) the unaudited balance sheet of Enron Global Power & Pipelines L.L.C. dated March 31, 1996, and the related statement of income, cash flows and equity for the three month period ending March 31, 1996.

      The EPP Financial Statements present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. Except as disclosed in writing to EHC, since March 31, 1996 there has not been any material adverse change in the business, financial condition or results of operations of EPP.

                                  ARTICLE IV

                               CERTAIN COVENANTS

            4.1 INDEMNITY. (a) EPP agrees that effective as of the Closing Date, (i) EPP will assume the Shareholder Commitments described in
      Schedule 4.1 to this Agreement and (ii) indemnify and hold harmless EHC and EI and the related persons (as such term is defined in Section 4.4 hereof) of either of them against such Shareholder Commitments.

            (b) In connection with the Shareholder Commitment described in paragraph 1 of Schedule 4.1, EHC and EI are entitled to receive Guarantee Fees from the Partnership of 4% per annum. As noted in Section 2.1, either (i) at the Closing EHC and EI will assign to EPP, or (ii) prior to the Closing Enron will assign to Enron DR, the right to receive such Guarantee Fees. Upon payment by EPP of any indemnity payment under this Section 4.1 with respect to the Shareholder Commitment described in paragraph 1 of Schedule 4.1, Enron will assign to EPP its reimbursement rights with respect to such payment under the Debt Service Agreement.

            (c)  Upon  payment  by  EPP  of  any  indemnity  payment under this
      Section 4.1 with respect to the Shareholder Commitment described in paragraph 2 of Schedule 4.1, Enron will assign to EPP its reimbursement rights with respect to such payment under the Tax Indemnity Reimbursement Agreement dated as of December 15, 1994 between Enron and the Partnership.

            (d) In connection with the Shareholder Commitment described in paragraph 3 of Schedule 4.1, EHC and EI are entitled to receive Guarantee Fees from the Partnership of 1.5% per annum. As noted in Section 2.1, either (i) at the Closing EHC and EI will assign to EPP or (ii) prior to the Closing Enron will assign to Enron DR, the right to receive such Guarantee Fees. Upon payment by EPP of any indemnity payment under this
      Section 4.1 with respect to the Shareholder Commitment described in paragraph 3 of Schedule 4.1, Enron will assign to EPP its reimbursement rights with respect to such payment under the Reimbursement Agreement.

            (e)  Upon  payment  by EPP of  any  indemnity  payment  under  this
      Section 4.1 with respect to the Shareholder Commitment described in paragraph 4 of Schedule 4.1, Enron will assign to EPP its reimbursement rights with respect to such payment under the Reimbursement Agreement.

      4.2 NON-LIABILITY OF EHC AND EI FOR LIABILITIES OF ENRON DR, ENRON OPERATIONS AND OTHER PERSONS. EPP warrants and covenants that, upon transfer of the Ownership Interest pursuant to this Agreement, EHC and EI and the related persons (as such term is defined in Section 4.4 hereof) of either of them will have no liability or obligation to EPP (except for liabilities and obligations under this Agreement) or any third party with respect to the debts and liabilities of Enron DR, Enron Operations, the Partnership or the O&M Partnership, whether incurred before or after the date hereof, and EPP hereby agrees to indemnify and hold harmless EHC and EI and the related persons (as such term is defined in Section 4.4 hereof) of either of them against any such liability or obligation.

      4.3 MAINTENANCE OF PARTNERSHIP TAX STATUS. EPP will take such action as may be required from time to time to maintain the classification of the Partnership and the O&M Partnership as partnerships for U.S. federal tax purposes; provided, however, that EPP will not be required to take any action to comply with any classification requirement that may be imposed after the date of this Agreement.

      4.4 INDEMNIFICATION. Each of EHC and Enron Global Power & Pipelines L.L.C. (each an "Indemnifying Party") hereby agrees to indemnify, defend and hold harmless the other, its directors, officers, and employees, its controlled and controlling persons and persons under common control, and their respective directors, officers and employees (collectively "related persons," provided that related persons of EHC shall exclude Enron Global Power & Pipelines L.L.C., persons controlled by it and the directors, officers and employees of Enron Global Power & Pipelines L.L.C. and such persons in their capacities as such, and related persons of Enron Global Power & Pipelines L.L.C. shall exclude EHC and its related persons), from and against all Claims (as hereinafter defined) asserted against, resulting to, imposed upon or incurred by such party or such party's related persons (an "Indemnified Party"), directly or indirectly, by reason of, arising out of, or resulting from (a) the inaccuracy or breach of any representation or warranty of the Indemnifying Party contained in or made pursuant to this Agreement or (b) the breach of any covenant of the Indemnifying Party contained in or made pursuant to this Agreement. The term "Claim" will mean (i) all debts, liabilities and obligations; (ii) all losses, damages, costs and expenses including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs and reasonable attorneys' fees and expenses; and (iii) all demands, claims, actions, costs of investigation, causes of action, proceedings, arbitrations, judgments, settlements and assessments, whether or not ultimately determined to be valid.

      4.5 DEFENSE OF THIRD PARTY CLAIMS. In the event any Claim is asserted against any Indemnified Party by a third party, the Indemnified Party will with reasonable promptness notify the Indemnifying Party of such Claim; provided that failure to give such notice will not relieve the Indemnifying Party of its obligations under this Article IV unless the Indemnifying Party is actually and materially prejudiced thereby. Pursuant to its defense obligation provided in this Section 4.5, the Indemnifying Party will employ counsel satisfactory to the Indemnified Party and will take such other steps as are reasonably necessary or appropriate to defend the Indemnified Party against such Claim.

      4.6 PRESERVATION OF RECORDS. Enron Global Power & Pipelines L.L.C. agrees that (a) for five years after the Closing Date (or, if longer, through the end of any applicable statute of limitations of any relevant jurisdiction), it will preserve the corporate, financial and other books and records of Enron DR, Enron Operations, the Partnership and the O&M Partnership and will in each case furnish to Enron reasonable access thereto in the event Enron or any of its affiliates needs information therefrom in order to comply with any accounting, financial reporting, auditing, tax reporting, regulatory filing or other requirement to which it is subject.

      4.7 RELEASE FROM LIABILITY. Enron Global Power & Pipelines L.L.C. agrees to use reasonable efforts to obtain the release of Enron and its related persons from the Shareholder Commitments assumed by EPP pursuant to Section 4.1.


                                   ARTICLE V

                                    CLOSING

      5.1 CLOSING DATE AND PLACE. The Closing Date will be June 17, 1996, or such date thereafter as may be agreed between the parties hereto, but not later than June 18, 1996. The closing of the purchase and sale of the Ownership Interest (the "Closing") will take place in the offices of EPP. At the Closing, the consideration specified in Section 2.1 will be delivered.

      5.2   CONDITIONS.

            (a) The obligations of each of EHC, EI and EPP to consummate the sale of the Ownership Interest will be subject to the satisfaction or waiver by such party of the following conditions:

                  (i) the Designated Closing Conditions shall have been satisfied (except that the truth of EHC's representations and warranties will not be a condition to the obligations of EHC and
            EI);

                  (ii)  that   there   shall  be  no  more  than  $1,013,427.15
            aggregate principal amount of Excess Overrun Loans outstanding; and

                  (iii) there shall have been no Recoveries other than those used to repay Excess Overrun Loans or reflected in the Model.

            (b) The obligations of EHC and EI to consummate the sale of the Ownership Interest will be subject to the satisfaction or waiver by EHC and EI of the following further conditions:
                  (i) EPP shall have received a fairness opinion that meets the requirements of Section 7.06 of the Company Agreement;

                  (ii) the representations and warranties of EPP in this Agreement shall be true and correct on and as of the Closing Date; and

                  (iii) EPP shall have executed and delivered to Enron an agreement in the form of Schedule 5.2(b) to this Agreement (the "Ownership Maintenance Agreement").

            (c) The obligation of EPP to consummate the purchase and sale of the Ownership Interest shall be subject to the satisfaction or waiver by such party of the following further conditions:

                  (i) EPP shall have received opinions of counsel to EHC and EI reasonably acceptable to the Oversight Committee as to the matters set forth in Schedule 5.2(c) to this Agreement.

                  (ii) EPP shall have received a fairness opinion satisfactory to the Oversight Committee meeting the requirements of Section 7.06 of the Company Agreement and stating that the acquisition by EPP of the Ownership Interest is fair to the public shareholders of EPP from a financial point of view; and

                  (iii) Enron shall have executed and delivered to EPP the Ownership Maintenance Agreement.

      5.3   FAILURE TO MEET CLOSING CONDITIONS.

      (a) If all conditions set forth in Section 5.2(a) are not satisfied or waived by 11:59 p.m. Central Time on June 18, 1996 (the "Termination Date"), this Agreement may be terminated by either party by notice to the other.

      (b) If all conditions set forth in Section 5.2(b) are not satisfied or waived by EHC and EI by the Termination Date, this Agreement may be terminated by EHC or EI by notice to EPP.

      (c) If all conditions set forth in Section 5.2(c) are not satisfied or waived by EPP by the Termination Date, this Agreement may be terminated by EPP by notice to EHC and EI.

      (d) Upon any termination in accordance with this Section 5.3, (i) none of the parties will have any liability to any other party (except for any liability arising from the breach of this Agreement prior to the such termination) and (ii) the rights of Enron (or the applicable Enron Party, as such term is defined in the Purchase Right Agreement) to sell or dispose of the Ownership Interest will be governed by Section 2.02(f) of the Purchase Right Agreement.

                                  ARTICLE VI

                                 MISCELLANEOUS

      6.1 ARBITRATION. With respect to any dispute pursuant to this Agreement as to which no form of dispute resolution is set forth herein, the parties hereto agree to submit to arbitration in the City of Houston, Texas any dispute arising out of this Agreement under the Commercial Arbitration Rules of the American Arbitration Association. The parties agree that any such dispute shall be submitted to three arbitrators selected from the panel of arbitrators of the American Arbitration Association. The parties further agree that they will abide by and perform any award rendered by the arbitrators and that a judgment of a court having jurisdiction may be entered upon the award.

      6.1 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the substantive law of Texas without giving effect to the principles of conflicts of law thereof.

      6.2 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be an original, but all of which together will constitute one and the same agreement. This Agreement may be executed by any party by facsimile to the other parties of an executed signature page hereof, to be followed as promptly as practicable by delivery of a manually executed signature page.

      6.3   SURVIVAL.   The  representations,  warranties and covenants  herein
will survive the transfer and sale of the Ownership Interest hereunder.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          ENRON HOLDING COMPANY L.L.C.


                                          By
                                          Name:
                                          Title:

                                          ENRON INTERNATIONAL INC.


                                          By
                                          Name:
                                          Title:

                                          ENRON GLOBAL POWER &
                                          PIPELINES L.L.C.


                                          By    Name:
                                                Title:

                                SCHEDULE 3.1(G)
                             TO PURCHASE AGREEMENT

                               PROJECT DOCUMENTS
                               I.PARTNERSHIP DOCUMENTS

             A.Amended and Restated Agreement of Limited Partnership of SECLP
                              dated as of  December 15, 1994
              B.Amendment No. 1 to Amended and Restated Agreement of Limited
            Partnership of Smith/Enron Cogeneration Limited Partnership, dated effective as of April 30, 1996
              C.Amended and Restated Agreement of Limited Partnership of the
            Smith/Enron O&M Limited Partnership ("Smith O&M") dated as of March
                                          1, 1994
               D.Assignment of Partnership Interest and Assumption Agreement
               between Atlantic Commercial Finance B.V. and Enron Dominican
                                 Republic Operations Ltd.
             E.Admission Agreement by Enron Dominican Republic Operations Ltd.
               F.Assignment of Partnership Interest and Assumption Agreement
                 between Enron Reserve I B.V. and Enron Dominican Republic
                                      Operations Ltd.
             G.Admission Agreement by Enron Dominican Republic Operations Ltd.
                 H.Undertaking by Enron Dominican Republic Operations Ltd.
                      I.Undertaking by Enron Dominican Republic Ltd.
                 J.Agreement Among Partners among Enron Dominican Republic
            Operations Ltd., Enron Dominican Republic Ltd., Smith Cogeneration
            Dominicana, Inc., Smith Cogeneration International, Inc. and Smith
               Dominicana Holding Limited Partnership, dated effective as of
                                      April 30, 1996

                               II.OPERATION DOCUMENTS

             A.Administrative Services and Operation and Maintenance Agreement
                   between Smith O&M and SECLP dated as of March 1, 1994
            B.Amendment No. 1 to the Administrative Services and Operation and
                Maintenance Agreement, dated effective as of April 30, 1996
             C.Technical Services Agreement between Smith/Enron O&M and Enron
                     Power Operating Company dated as of March 1, 1994
                 D.First Amendment to Technical Services Agreement between
               Smith/Enron O&M and Enron Power Operating Company dated as of
                                     December 15, 1994
                  E.Construction Completion Agreement between Enron Power
             Construction Company ("EPCC") and SECLP dated as of September 16,
                                           1994
            F.Construction Contract between General Electric Company and SECLP
                 G.Independent Engineer's Contract between Stone & Webster
             Management Consultants, Inc. and Morgan Stanley & Co., Inc. dated as of May 2, 1994
                                         H.

                          Letter Agreement between Stone & Webster Management
                       Consultants, Inc. and IFC, dated May 1, 1994
              I.Foreign Exchange Services Contract between Citibank, N.A. and
                  SECLP (English translation) dated as of April 15, 1994
                J.Foreign Exchange Services Contract between Banco Popular
             Dominicano and SECLP (English translation) dated as of  April 29,
                                           1994
             K.Foreign Exchange Services Contract between Banco BHD, S.A. and
                 SECLP (English translation) dated as of November 11, 1994
              L.Foreign Exchange Services Contract between Banco Nacional de
               Cr<e'>dito, S.A. and SECLP (English translation) dated as of
                                     November 15, 1994
             M.Fuel Oil Supply Agreement (No. 6  Fuel Oil) between Enron Fuels
               International, Inc. and SECLP dated as of September 15, 1994
             N.Fuel Oil Supply Agreement (No. 2 Fuel Oil) between Enron Fuels
              International,  Inc.  and SECLP dated as of September 15, 1994
              O.Letter Agreement between Enron Fuels International, Inc.  and
                            SECLP dated as of November 3, 1994
             P.Guaranty Agreement (No. 6 Fuel Oil) by Enron Corp. in favor of
                           SECLP dated as of September 15, 1994
             Q.Guaranty Agreement (No. 2 Fuel Oil) by Enron Corp. in favor of
                           SECLP dated as of September 15, 1994
               R.Electric Energy Supply and Sales Contract among Corporacion
                Dominicana de Electricidad, the Government of the Dominican
            Republic and SECLP (English translation) dated as of July 26, 1993
             S.Amendment to Electric Energy Supply and Sales Contract (English
                         translation) dated as of November 2, 1993
              T.Amendment No. 2 and Consent to Assignment of Electric Energy
                Supply and Sales Contract (English translation) dated as of
                                     November 1, 1994
              U.Letter Agreement between SECLP and Corporacion Dominicana de
            Electricidad modifying Amendment No. 2 and Consent to Assignment of
               Electric Energy Supply and Sales Contract regarding dates of payment for energy dated as of November 4, 1994.
             V.Letter of Credit Agreement between SECLP and the Government of the Dominican Republic dated as of 1993
            W.Irrevocable Standby Letter of Credit Number 23611628 (D.R. Letter
                                        of Credit)

          III.Investment Agreement between Smith/Enron Cogeneration Limited
       Partnership ("SECLP") AND INTERNATIONAL FINANCE CORPORATION ("IFC") AND
                           LOAN AGREEMENT WITH ENRON CORP.

                 A.Investment Agreement between SECLP and IFC dated as of
                                     November 1,  1994
             B.Amendment No.  1 to Investment Agreement between SECLP and IFC dated as of  December 15, 1994
             C.Accounts and Disbursement Agreement between SECLP and Citibank,
                            N.A. dated as of December 15, 1994
                D.Equity Contribution Agreement among Enron Reserve I B.V.,
             Atlantic Commercial Finance B.V., Smith Cogeneration Dominicana,
               Inc., and Smith Cogeneration International, Inc. dated as of
                                     December 15, 1994
              E.Share Retention Agreement among SECLP, Enron Reserve I B.V.,
             Atlantic Commercial Finance-B.V., Smith Cogeneration Dominicana,
                        Inc.  and IFC dated as of  November 1, 1994
            F.Security Agreement between SECLP and Citibank, N.A.  dated as of
                                     November 1, 1994
             G.Partner Pledge Agreement of Enron Dominican Republic Operations
                              Ltd. dated as of July 25, 1995
             H.Partner Pledge Agreement of Enron Dominican Republic Ltd. dated as of July 25, 1995
             I.Partner Pledge Agreement between Smith Cogeneration Dominicana,
                  Inc. and Citibank, N.A. dated as of  December 15, 1994
                   J.Partner Pledge Agreement between Smith Cogeneration
             International, Inc. and Citibank, N.A. dated as of  December 15,
                                           1994
              K.Tax Indemnity Reimbursement Agreement between SECLP and Enron
                           Corp. dated as of  December 15, 1994
             L.Base Debt Service Reserve Reimbursement Agreement between SECLP and Enron Corp. dated as of  December 15, 1994
             M.First Priority Naval Mortgage on the Smith/Enron I  dated as of
                                     December 22, 1994
               N.Certificate of Registration evidencing First Priority Naval
                               Mortgage on the Smith/Enron I
            O.First Priority Land Mortgage in favor of IFC on Parcel 386 dated as of December 19, 1994
                             P.Certificate Title of Parcel 386
            Q.First Priority Land Mortgage in favor of IFC on Parcel 215-A-120-
                         Sub-47-Mod. dated as of December 19, 1994
                    R.Certificate Title of Parcel 215-A-120-Sub-47-Mod.
            S.Irrevocable Standby Letter of Credit Number 23611628 by Citibank,
                          N.A. to SECLP dated as of May 6, 1994.
                T.Chattel Mortgage Agreement dated as of December 16, 1994
              U.Certification of Inscription of Chattel Mortgage dated as of
                                     December 19, 1994
            V.Consent and Agreement (Construction Completion Agreement) between
                    Enron Power Construction Company and Citibank, N.A.
             W.Consent and Agreement (System Supply Contract) between General
                        Electric Company, SECLP and Citibank, N.A.
              X.Consent and Agreement (O&M Agreement) between Smith/Enron O&M
                          Limited Partnership and Citibank, N.A.
            Y.Consent and Agreement (Fuel Oil Supply Agreements) between Enron
                       Fuels International, Inc. and Citibank, N.A.
                   Z.First Priority Naval Mortgage on the Smith/Enron II
              27.Certificate of Registration evidencing First Priority Naval
                              Mortgage on the Smith/Enron II

                           IV.US $50,000 B LOAN FINANCING

              A.US $15,000,000 Participation Agreement between Internationale
               Nederlanden Bank ("ING") and IFC dated as of February 7, 1995
            B.US $35,000,000 Participation Agreement between ING and IFC dated as of February 7, 1995
              C.Amendment No. 2 to Investment Agreement between IFC and SECLP dated as of February 7, 1995
            D.Amendment No. 1 to Guaranty Agreement by Enron Corp. in favor of
              Citibank N.A. as collateral agent dated as of December 15, 1994
             E.Supplemental B Loan Agreement among Enron Corp., IFC, SECLP and the Collateral Agent dated as of February 7, 1995
             F.Amendment No. 1 to Accounts and Disbursement Agreement between
                SECLP and the Collateral Agent dated as of February 7, 1995
               G.Amendment No. 1 to the First Priority Naval Mortgage on the
             Smith/Enron I; Certificate of Preliminary Inscription dated as of
                                     February 7, 1995
                H.First Priority Land and Chattel Mortgages on Land Parcels
                       Nos. 215 and 386 dated as of February 6, 1995
            I.Mandate Letter among IFC, ING, SECLP and Enron Development Corp.
                               dated as of February 15, 1995

                          V.US $32,000,000 B LOAN FINANCING

              A.Participation Agreement between ABN Amro Bank N.V. ("ABN Amro
                 Bank") and IFC for US $5,000,000 dated as of May 22, 1995
             B.Participation Agreement between Credit Lyonnais and IFC for US
                            $5,000,000 dated as of May 22, 1995
            C.Participation Agreement between Dresdner Bank AG, New York Branch and Grand Cayman Branch ("Dresdner Bank") and IFC for US $5,000,000
                                 dated as of May 22, 1995
               D.Participation Agreement between Nederlandse Financierings -
             Maatschappij Voor Ontwikkelingslanden N.V. ("FMO") and IFC for US
                           $12,000,000 dated as of May 22, 1995
                E.Participation Agreement between Mees Pierson N.V. ("Mees
               Pierson") and IFC for US $5,000,000 dated as of May 22, 1995
              F.Amendment No. 3 to Investment Agreement between SECLP and IFC dated as of May 22, 1995
              G.Amendment to First Priority Land Mortgage in favor of IFC on
                            Parcel 386 dated as of June 1, 1995
              H.Amendment to First Priority Land Mortgage in favor of IFC on
                   Parcel 215-A-120-Sub-47-Mod. dated as of June 1, 1995
               I.Authorization to Register Land Mortgages (IFC) dated as of
                                       June 1, 1995
              J.Deed of Title on Parcel 386 issued by Title Registry Office,
                                       Puerto Plata
             K.Deed of Title on Parcel 215-A-120-Sub.-47-Mod. issued by Title
                               Registry Office, Puerto Plata
                 L.Amendment to Chattel Mortgage dated as of June 1, 1995
                 M.Certificate of Filing of Amendment to Chattel Mortgage
             N.Ratification on behalf of SECLP of all previous mortgages dated as of June, 1995
                  O.Second Amendment to First Priority Naval Mortgage on
                          Smith/Enron I dated as of May 23, 1995
             P.Certificate issued by Consulate of Panama as to the Preliminary
               Registration of Second Amendment to the First Priority Naval
                                 Mortgage on Smith/Enron I
               Q.Amendment to Term Sheet for IFC B Loan registered with the
              Central Bank of the Dominican Republic dated as of May 22,1995
             R.Power of Attorney of Enron Reserve I B.V. appointing Richard A.
                                          Lammers
                S.Power of Attorney of SECLP authorizing execution of Naval
                                         Mortgages

       VI.US $20,000 LOAN AGREEMENT WITH COMMONWEALTH DEVELOPMENT CORPORATION

                A.Loan Agreement between SECLP and Commonwealth Development
                       Corporation ("CDC") dated as of June 8, 1995
             B.Amendment No. 2 to Accounts and Disbursement Agreement between
                     SECLP and Citibank, N.A. dated as of June 8, 1995
             C.Amendment No. 1 to Equity to Contribution Agreement among Enron
                  Reserve I B.V., Atlantic Commercial Finance B.V., Smith
                   Cogeneration Dominicana, Inc.  and Smith Cogeneration
                       International, Inc. dated as of June 8, 1995
             D.Amendment No. 1 to Share Retention Agreement among SECLP, Enron
                  Reserve I B.V., Atlantic Commercial Finance B.V., Smith
              Cogeneration Dominicana, Inc.  and  the IFC dated as of June 8,
                                           1995
            E.Amendment No. 1 to Security Agreement between SECLP and Citibank,
                               N.A. dated as of June 8, 1995
                F.Amendment No. 1 to Partner Pledge Agreement between Smith
               Cogeneration Dominicana, Inc. and Citibank, N.A. dated as of
                                       June 8, 1995
                G.Amendment No. 1 to Partner Pledge Agreement between Smith
             Cogeneration International, Inc.  and Citibank, N.A. dated as of
                                       June 8, 1995
            H.Amendment No. 1 to Tax Indemnity Reimbursement Agreement between
                      SECLP and Enron Corp. dated as of June 8, 1995
               I.Amendment No. 1 to Base Debt Service Reserve Reimbursement
             Agreement between SECLP and Enron Corp. dated as of June 8, 1995
             J.Amendment No.  4 to Investment Agreement between SECLP and the
                               IFC dated as of June 8, 1995
             K.Second Priority Panamanian Naval Mortgage on the Smith/Enron I
                                 dated as of June 22, 1995
            L.Certificate issued by the Panama Consulate as to the preliminary registration of the Second Priority Panamanian Naval Mortgage
               M.Power of Attorney of SECLP authorizing execution of Second
                            Priority Panamanian Naval Mortgage
            N.Land Mortgages on Parcel 386 and Parcel 215-A-120-Subd.-47 dated as of June 22, 1995
               O.Enron Corp.'s Partial Release of Mortgage on Parcel 386 and
                    Parcel 215-A-120-Subd.-47 dated as of June 22, 1995
              P.Deeds of Title issued by Title Registry Office, Puerto Plata dated as of June 5, 1995
                   Q.Term Sheet for CDC Loans dated as of June 16, 1995

       VII.DM $15,000,000 Loan Agreement with DEG - Deutsche Investitions-und
                         ENTWICKLUNGSGESELLSCHAFT MBH ("DEG)

              A.Loan Agreement between SECLP and DEG dated as of July 27,1995
             B.Amendment No.  5 to Investment Agreement between SECLP and IFC dated as of August 31, 1995
             C.Amendment No.  3 to Accounts and Disbursement Agreement between
                 SECLP and Citibank, N.A., as Collateral Agent dated as of
                                      August 31, 1995
               D.Third Priority Naval Mortgage on Smith/Enron I in favor of
                  Citibank, N.A., as Agent, dated as of September 7, 1995
             E.Certificate issued by Consulate of Panama as to the preliminary registration of the Third Priority Naval Mortgage on Smith/Enron I
              F.Second Priority Naval Mortgage on Smith/Enron II dated as of
                                     September 7,1995
             G.Certificate issued by Consulate of Panama as to the preliminary registration of the Second Priority Naval Mortgage on Smith/Enron
                                            II
              H.Shared First Priority Land Mortgage on Parcel 386 dated as of
                                     September 8,1995
            I.Shared First Priority Land Mortgage on Parcel 215-A-1209-Sub-47-
                             Mod dated as of September 8, 1995
            J.Enron Corp.'s Partial Release of Mortgage on Parcel 386 dated as of September 8, 1995
             K.Enron Corp.'s Partial Release of Mortgage on Parcel 215-A-120-
                                        Sub-47-Mod
              L.Deed of Title on Parcel 386 issued by Title Registry Office,
                        Puerto Plata dated as of September 11, 1995
              M.Deed of Title on Parcel 215-A-120-Sub-47-Mod issued by Title
               Registry Office, Puerto Plata dated as of September 11, 1995
              N.Power of Attorney of Enron Dominican Republic Operations Ltd.
                 appointing Richard A. Lammers dated as of August 18, 1995
              O.Power of Attorney of Enron Dominican Republic Operations Ltd.
                   appointing Edgar Pichardo dated as of August 18, 1995
            P.Power of Attorney of SECLP authorizing Richard Lammers to execute
                        Naval Mortgages dated as of August 2, 1995
                   Q.Term Sheet for DEG Loan dated as of August 28, 1995
             R.First Extension Letter amending Article 19(9) of Loan Agreement to defer deadline for entry into Swap Agreement dated as of
                                      August 30, 1995
            S.Second Extension Letter amending Article 19(9) of Loan Agreement to defer deadline for entry into Swap Agreement dated as of
                                       August 8,1995
            T.Swap Agreement between SECLP and IFC dated as of August 31, 1995
             U.Swap Confirmation Letter from IFC to SECLP dated as of December
                                         13, 1995.

        VIII.US $3,000,000 IFC Subordinated Loan Participation of Nederlandse
         Financierings - MAATSCHAPPIJ VOOR ONTWIKKELINGSLANDEN N.V. ("FMO")

                 A.Participation Agreement between IFC and FMO dated as of
                                      August 23, 1995
             B.Amendment No.  4 to Investment Agreement between SECLP and IFC dated as of August 23, 1995
             C.Amendment to the Share Second Priority Land Mortgage on Parcel
                              386 dated as of August 25, 1995
            D.Amendment to Shared Second Priority Land Mortgage on Parcel 215-
                       A-120-Sub-47-Mod dated as of August 25, 1995
            E.Partial Release of Shared First Priority Land Mortgage on Parcel
                              386 dated as of August 25, 1995
            F.Partial Release of Shared First Priority Land Mortgage on Parcel
                     215-A-120-Sub-47-Mod dated as of August 25, 1995
              G.Deed of Title on Parcel 386 issued by Title Registry Office,
                         Puerto Plata dated as of August 25, 1995
              H.Deed of Title on Parcel 215-A-120-Sub-47-Mod. issued by Title
                 Registry Office, Puerto Plata dated as of August 25, 1995
                I.Amendment to Chattel Mortgage dated as of August 25, 1995
             J.Certification of Registration of Amendment to Chattel Mortgage
            K.Third Amendment to First Priority Naval Mortgage on Smith/Enron I
                                dated as of August 24, 1995
             L.Certificate issued by Consulate of Panama as to the preliminary registration of Third Amendment to First Priority Naval Mortgage on
                                       Smith/Enron I
             M.First Amendment to First Priority Naval Mortgage on Smith/Enron
                              II dated as of August 24, 1995
             N.Certificate issued by Consulate of Panama as to the preliminary registration of First Amendment to First Priority Naval Mortgage on
                                      Smith/Enron II
            O.Amendment to Amended and Restated Term Sheet for IFC Subordinated
             Loan Participation (for registration with the Central Bank of the
                      Dominican Republic) dated as of August 23, 1995
             P.Powers of Attorney of Enron Dominican Republic Operations Ltd.
               appointing Richard A.  Lammers and Edgar Pichardo dated as of
                                      August 15, 1995
              Q.Power of Attorney of Enron Dominican Republic Operations Ltd.
              authorizing execution of Naval Mortgages dated as of August 15,
                                           1995

                           IX.FINANCIAL - MARAD DOCUMENTS

               A.Commitment to Guarantee Obligations by The United States of
                America Under Title XI of the Merchant Marine Act, 1936, as
              amended, Accepted by SECLP, Contract No. MA-13160, dated as of
                                     February 28, 1996
             B.Bond Purchase Agreement by SECLP dated as of February 28, 1996
                C.Trust Indenture between SECLP and Fleet National Bank of
                         Connecticut dated as of February 28, 1996
                     D.Authorization Agreement, Contract No. MA-13161
             E.Secretary's Supplemental Indenture dated ________ among SECLP,
            Fleet National Bank of Connecticut and the United States of America
                F.Security Agreement between SECLP and the Untied States of
                  America, Contract No. MA-13162, dated February 28, 1996
             G.Promissory Note made by SECLP in favor of the United States of
                              America dated February 28, 1996
              H.Naval Fleet Mortgage on the Smith/Enron I and Smith/Enron II,
            Contract No. MA-13163, dated as of February 28, 1996 between SECLP and the United States of America
            I.Second Amended and Restated Intercreditor, Collateral Agency and
            Collateral Sharing Agreement among IFC, CDC, DEG, the United States of America and Citibank, N.A., Contract No.  13164, dated as of
                                     February 26, 1996
              J.Vessels Removal Guarantee between Enron Corp. and the United
                      States of America dated as of February 28, 1996
              K.Agreement Concerning Compliance with Environmental Standards between Enron Development Corp., Smith Cogeneration Dominicana,
            Inc., the United States of America, Contract No. MA-13164, dated as of February 28, 1996
              L.Reimbursement Agreement among SECLP, Enron, Enron Development
                Corp.  and Smith Cogeneration Dominicana, Inc., dated as of
                                     February 28, 1996
             M.Power of Attorney for Enron Dominican Republic Ltd, appointing
                       Richard Lammers dated as of February 27, 1996
              N.Term Sheet for United States Government Export Ship Financing
                                           Bonds
                O.Amendment No. 2 to Partner Pledge Agreement between Smith
               Cogeneration Dominicana, Inc. and Citibank, N.A. dated as of
                                     February 28, 1996
                P.Amendment No. 2 to Partner Pledge Agreement between Smith
               Cogeneration Dominicana, Inc. and Citibank, N.A. dated as of
                                     February 28, 1996
                Q.Amendment No. 1 to the Partner Pledge Agreement of Enron
             Dominican Republic Operations Ltd. dated as of February 28, 1996
                R.Amendment No. 1 to the Partner Pledge Agreement of Enron
                   Dominican Republic Ltd. dated as of February 28, 1996
             S.Shared First Priority Land Mortgage in favor of MARAD on Parcel
                             386 dated as of February 29, 1996
             T.Shared First Priority Land Mortgage in favor of MARAD on Parcel
                    215-A-120-Sub-47-Mod dated as of February 29, 1996
             U.Cancellation of Shared First Priority Land Mortgage in favor of
                  Enron Corp. on Parcel 386 dated as of February 29, 1996
             V.Cancellation of Shared First Priority Land Mortgage in favor of
            Enron Corp. on Parcel 215-A-120-Sub-47-Mod dated as of February 29,
                                           1996
             W.Reduction of Shared First Priority Land Mortgage in respect of
                  IFC B Loan on Parcel 386 dated as of February 29, 1996
             X.Reduction of Shared First Priority Land Mortgage in respect of
            IFC B Loan on Parcel 215-A-120-Sub-47-Mod dated as of February 29,
                                           1996
             Y.Reduction of Shared First Priority Land Mortgage in respect of
             US$8 million CDC Loan on Parcel 386 dated as of February 29, 1996 Z.Reduction of Shared First Priority Land Mortgage in respect of
             US$8 million CDC Loan on Parcel 215-A-120-Sub-47-Mod dated as of
                                     February 29, 1996
             27.Certificate of Registration of Naval Mortgage by the Consulate
              of Panama on Smith/Enron I and II dated as of February 28, 1996
            28.Deeds of Title issued by the Title Registry Office, Puerto Plata
            29.Amendment No. 4 to Accounts and Disbursement Agreement dated as of February 28, 1996

                     X.FINANCING - FACILITY COMPLETION DOCUMENTS

             A.Amendment No. 5 to Accounts and Disbursement Agreement between
                    SECLP and Citibank, N.A. dated as of April 30, 1996
              B.Amendment No. 6 to Investment Agreement between SECLP and IFC dated as of April 30, 1996
                C.Sponsor Support Agreement among Enron Dominican Republic
                 Operations Ltd., Enron Corp. and IFC dated April 30, 1996
             D.Facility Completion Certificate from SECLP to IFC dated May 2,
                                           1996
              E.Guaranty Agreement by Enron Corp. in favor of Citibank, N.A.
                                   dated April 30, 1996
             F.Facility Completion Confirmation to SECLP from IFC dated May 2,
                                           1996

                             XI.MISCELLANEOUS DOCUMENTS

                  A.Settlement Agreement with Hotelera del Atlantico S.A.
              B.Partner Pledge Agreement of Smith Dominicana Holding Limited
                          Partnership, dated as of April 30, 1996
                          C.Letter of Credit increased to US$24MM
             D.Release Letter by Smith Cogeneration International, Inc., Smith
            Cogeneration Dominicana, Inc. and Smith Dominicana Holding Limited
             Partnership in favor of Enron Dominican Republic Operations Ltd.
                           dated effective as of April 30, 1996
            E.Letter from the Legal Advisor to the Executive Branch and General
               Electric Company General Administrator to SECLP regarding the payment plan for past due amounts dated as of April 18, 1996
            F.Letter #5933 from the President of the Dominican Republic to the
            Secretary of Finance authorizing the transfer of 27.5 million pesos to SECLP dated as of April 19, 1996
            G.Letter #5937 from the President of the Dominican Republic to the
            General Administrator of the Corporacion Dominicana de Electricidad
            regarding the payment to SECLP of US$4.5 million dated as of April
                                         19, 1996
            H.IFC letter to participants supporting SECLP payment arrangements with Dominican Republic Government

                                      XII.OTHER

        1. Shareholder Commitments listed on Schedule 4.1 to the Purchase Agreement of which this Schedule 3.1(g) forms a part

                                 SCHEDULE 4.1
                             TO PURCHASE AGREEMENT

                            SHAREHOLDER COMMITMENTS


1. All obligations of Enron arising under the Base Debt Service Reserve Requirement Guaranty dated as of August 2, 1995 by Enron in favor of Citibank, N.A.

2. All obligations of Enron arising under Section 2(c) of the Second Amended and Restated Intercreditor, Collateral Agency and Collateral Sharing Agreement among International Finance Corporation, Commonwealth Development Corporation, DEG - Deutsche Investitions-und Entwicklungsgesellschaft mbH, the United States of America and Citibank N.A., Contract No. 13164, dated as of February 26, 1996.

3. All obligations of Enron arising under the Vessels Removal Guarantee dated February 28, 1996 from Enron to the United States of America represented by the Secretary of Transportation acting by and through the Maritime Administrator.

4. All obligations of Enron Development Corp. under the Agreement Concerning Compliance with Environmental Standards, dated as of February 28, 1996 by Enron Development Corp., Smith Cogeneration Dominicana, Inc. and the United States of America represented by the Secretary of Transportation acting by and through the Maritime Administrator.

5. All obligations of Enron under the Sponsor Support Agreement dated as of April 30, 1996 among Enron Operations, Enron and International Finance Corporation.

                                SCHEDULE 5.2(B)
                             TO PURCHASE AGREEMENT

                        OWNERSHIP MAINTENANCE AGREEMENT


            [Enron Corp. Letterhead]

                                 June 17, 1996


Enron Global Power & Pipelines L.L.C.
1400 Smith Street
Houston, Texas  77002
Attn:  Chief Executive Officer

      Re: Purchase Agreement (the "Purchase Agreement") dated as of June 17, 1996, among Enron Holding Company L.L.C., a Delaware limited liability company ("EHC"), Enron International Inc., a Delaware corporation ("EI"), and Enron Global Power & Pipelines L.L.C., a Delaware limited liability company ("EPP")

Gentlemen:

      As of the date hereof, EPP has purchased from EHC and EI, in accordance with the Purchase Agreement, the stock of Enron DR and Enron Operations (as defined in the Purchase Agreement), which in turn own in the aggregate 50% of the partnership capital of Smith\Enron Cogeneration Limited Partnership, a Turks and Caicos Islands limited partnership (the "Partnership"), and 50% of the partnership capital of Smith/Enron O&M Limited Partnership, a Turks and Caicos Islands limited partnership (the "O&M Partnership"). EHC and EI are indirect subsidiaries of Enron Corp., a Delaware corporation ("Enron"). In satisfaction of certain conditions to the obligation of EHC, EI and EPP to consummate such purchase in accordance with the Purchase Agreement, Enron and EPP hereby agree as follows:

      1. Capitalized terms used but not defined in this letter agreement shall have the meanings given such terms in the Purchase Agreement.

      2. Enron hereby agrees that it will (a) at all times during any period in which any of the IFC Loans, as such term is defined in the Investment Agreement dated as of November 1, 1994 between the Partnership and IFC (the "Notes"), are outstanding, maintain ownership, directly or indirectly through wholly owned subsidiaries, of at least 50% of the outstanding EPP Common Shares or (b) indemnify EPP and hold it harmless against, all Claims based on the breach of any provision in any agreement requiring Enron to maintain a specified ownership interest in the Partnership (collectively "Indemnified Matters"), subject to the following conditions:
      a. In the event any Claim is asserted against EPP, Enron DR, Enron Operations, the Partnership or the O&M Partnership by a third party, EPP will with reasonable promptness notify Enron of such Claim; provided that failure to give such notice will not relieve Enron of its obligations under this paragraph 2 unless Enron is actually and materially prejudiced thereby.

      b. Enron, by written notice to EPP, may elect to undertake, conduct and control, through counsel of its own choosing and at its expense, the settlement or defense with respect to any Indemnified Matter. If Enron makes such an election, (i) EPP shall cooperate in good faith with Enron in connection with such settlement or defense, (ii) Enron shall not be liable for EPP's legal or other expenses, other than reasonable costs of investigation, subsequently incurred by EPP in connection with such settlement or defense, and (iii) EPP shall have the right to employ its own counsel in connection with such settlement or defense, but the fees and expenses of such counsel shall be borne and paid by EPP.

      c. Notwithstanding the provisions of paragraph 2.b. above, Enron shall be liable for EPP's reasonable legal and other expenses in connection with the settlement or defense with respect to an Indemnified Matter if (i) the employment of counsel by EPP has been authorized by Enron, (ii) EPP shall have reasonably concluded that the interests of EPP and Enron may conflict in the conduct of such settlement or defense (in which case Enron shall not have the right to direct such settlement or defense on behalf of EPP), or (iii) Enron shall not in fact have employed counsel in connection with such settlement or defense proceeding or shall not have continued to defend such proceeding with reasonable diligence. Enron nevertheless may participate at its own expense in such settlement or defense. Enron shall not be liable for the fees and expenses of more than one counsel for EPP in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. EPP shall not enter into any settlement with respect to any Indemnified Matter without the prior written consent of Enron, which consent shall not be withheld unreasonably. Enron shall not be liable for any such settlement without such consent.

      d.    Enron shall  not  be obligated to indemnify EPP with respect to any
            Indemnified  Matter   attributable   to   the   negligence,   gross
            negligence, or willful or criminal misconduct of EPP.

      3. EPP hereby agrees that it will at all times during any period in which any of the Notes are outstanding, maintain ownership, directly or indirectly through controlled subsidiaries, of an aggregate 50% partner interest in each of the Partnership and the O&M Partnership.

      4. Enron hereby agrees that it will cause EHC at all times (i)(x) if Equity Registration (as defined in the Purchase Agreement) is obtained by October 1, 1996, the date such Equity Registration is obtained; (y) if Equity Registration is not obtained by October 1, 1996 and the parties agree to "other appropriate protections" pursuant to Section 2.2(h)(ii) of the Purchase Agreement, the date of expiration of such protections; or (z) if such Equity Registration is not obtained by October 1, 1996 and the parties do not agree to "other appropriate protections," the earlier of (1) the date of payment to EPP of the amount of the Equity Registration Effect (as finally determined pursuant to Section 2.2(h)(i) of the Purchase Agreement) or (2) the date of the final determination pursuant to Section 2.2(h)(iii) that the Equity Registration Effect is either zero or payable by EPP, to maintain a net worth, computed on a fair market value basis and excluding the Common Shares in EPP owned by EHC, at least equal to the greater of (a) 10% of the aggregate capital contributions to EPP and (b) $100,000,000, and (ii) thereafter until January 16, 2015 to maintain a net worth, computed on a fair market value basis and excluding the Common Shares in EPP owned by EHC, at least equal to the greater of (a) 10% of the aggregate capital contributions to EPP and (b) $60,000,000. Notwithstanding the foregoing, if (i) at the time any claim is made by EPP against EHC under the Purchase Agreement, EHC's net worth is at least equal to the amount specified in the immediately preceding sentence, and (ii) EHC's net worth is reduced as a result of its payment of such claim, Enron will have no obligation under this Agreement to restore EHC's net worth and will thereafter be obligated to maintain EHC's net worth at an amount at least equal to the amount required by the immediately preceding sentence less the amount of such claim.

      5. Enron agrees that it will perform the covenants required to be performed by it set forth in Section 4.1(b)-(e) of the Purchase Agreement.

      6. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

                                    Very truly yours,

                                    ENRON CORP.



                                    By:
                                    Name:
                                    Title:

Accepted and Agreed To:

ENRON GLOBAL POWER & PIPELINES L.L.C.



By:
Name:
Title:

                                SCHEDULE 5.2(c)
                             To Purchase Agreement

                              OPINIONS OF COUNSEL

                         [Hunter & Hunter Letterhead]



                                 June 18, 1996




Enron Global Power & Pipelines L.L.C.
1400 Smith Street
Houston, Texas  77002

Re: Purchase Agreement dated as of June 17, 1996, among Enron Holding Company L.L.C., Enron International Inc. and Enron Global Power & Pipelines L.L.C.

Dear Sirs,

We refer to the Purchase Agreement (the "Purchase Agreement") dated as of June 17, 1996, among Enron Holding Company L.L.C., a Delaware limited liability company ("EHC"), Enron International Inc., a Delaware corporation ("EI") and Enron Global Power & Pipelines L.L.C., a Delaware limited liability company ("EPP"), providing for the sale by EHC and EI of the issued Shares of Enron Dominican Republic, Ltd., a Cayman Islands company ("Enron DR"), and Enron Dominican Republic Operations, Ltd., a Cayman Islands company ("Enron Operations"), to EPP. Capitalised terms used in this opinion and not otherwise defined have the meanings given to them in the Purchase Agreement.

We have examined originals or telefax or other copies of the following (the "Documents"):

(1)   a copy as executed of the Purchase Agreement;

(2)(a) The Memorandum and Articles of Association of Enron DR (with all amendments) as maintained at its registered office in the Cayman Islands;

(b) The Memorandum and Articles of Association of Enron Operations (with all amendments) as maintained at its registered office in the Cayman Islands;

(c) The corporate records of Enron DR and Enron Operations at their registered office in the Cayman Islands;

(d) Unanimous Written Resolutions of the Directors of Enron DR and Enron Operations approving the transfer of the issued shares of Enron DR and Enron Operations to EPP.

We have not examined the Purchase Right Agreement or any other Agreements or documents referred to in the Purchase Agreement and this opinion is qualified to the extent that such an examination would reveal any matter material hereto.

In giving this opinion we have relied upon the accuracy of the Certificate of a Director of Enron DR and a Certificate of a Director of Enron Operations both of which are dated June 17, 1996 without further verification. We have assumed, without independent verification, the genuineness of all signatures, authenticity of all documents submitted to us as originals and the conformity with original documents of all documents submitted to us by telefax or as copies or conformed copies.

On the basis of the foregoing and subject to qualifications below, we are of the opinion that:

      1. Each of Enron DR and Enron Operations is a company duly organized, validly existing and in good standing under the laws of the Cayman Islands.

      2. Except as set forth in the Documents, there are no outstanding preemptive rights or other rights arising under Cayman Islands law to subscribe for or to purchase any shares in Enron DR or Enron Operations.

      3. The conveyance of the 100,020 issued Class A Ordinary Shares in the capital of Enron DR (the "Enron DR Shares") and the 1,000 issued Ordinary Shares in the capital of Enron Operations (the "Enron Operations Shares") to EPP will not (i) conflict with or result in a breach of, give rise to any preferential purchase right under, or require any consent which has not been obtained under, any Document or any law of the Cayman Islands (to the extent the failure to obtain the same could reasonably be expected to have a material adverse effect on the Ownership Interest), (ii) result in the creation or imposition of any lien or encumbrance on any of the property of Enron DR or Enron Operations or (iii) with the passage of time or the giving of notice or both, or the taking of any other action by a third party, have any of the effects listed in clauses (i) and (ii) of this sentence.

      4. The Enron DR Shares are the only issued and outstanding shares of Enron DR and are validly issued, fully paid and nonassessable and were not issued in violation of the preemptive rights of any person arising under Cayman Islands law or the Documents. EHC and EI are registered in the Members' Register of Enron DR as the holders of all of the outstanding shares of Enron DR.

      5. The Enron Operations Shares are the only issued and outstanding shares of Enron Operations and are validly issued, fully paid and nonassessable and were not issued in violation of the preemptive rights of any person arising under Cayman Islands law or the Documents. EHC and EI are registered in the Members' Register of Enron Operations as the holders of all of the outstanding shares of Enron Operations.

      6. There are not now any outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of Enron DR or Enron Operations arising under Cayman Islands law or the Documents.

The above opinions are subject to the following qualifications -

      (a) The opinions in paragraphs 2 and 6 (and paragraphs (3)(ii) and 4 and 5 so far as they relate to preferential purchase rights or preemptive rights) above relate to the general law of the Cayman Islands and we express no opinion as the any particular agreement or documents (other than the Documents) which may contain a right to subscribe for or purchase or be preemptively offered as to any Shares in Enron DR or Enron Operations or any warrants, options, calls or commitments or rights convertible into shares of any class of Enron DR or Enron Operations. However, the minute books of such entities at their registered office in the Cayman Islands do not indicate the existence of any such agreements or documents.

      (b) With respect to the opinion in paragraph 4 above, on 1st March, 1996 Enron DR repurchased the 10 then outstanding unlimited liability Class B Ordinary Shares in the capital of Enron DR from B-Share Holdings Ltd., a Cayman Islands exempted company wholly owned by Enron DR. There is no explicit Cayman Islands authority for such a repurchase of an unlimited liability share. There are, however, English common law authorities for such a repurchase and generally English law authorities are of persuasive effect in the Cayman Islands.

      (c) With respect to the opinions in paragraphs 4 and 5 regarding shares being fully paid and non-assessable, these are based solely on our review of the corporate records at the registered office of Enron DR and Enron Operations in the Cayman Islands without enquiry or investigation into any underlying transactions.

We are practising in the Cayman Islands and do not purport to be experts on the laws of any other jurisdiction, and we therefore express no opinion as to the laws of any jurisdiction other than Cayman Islands law. This opinion is also based upon the laws of the Cayman Islands in effect at the date hereof and is given only as to the circumstances existing on the date hereof and known to us.

Except as specifically stated herein, we make no comment with regard to any representations or warranties which may be made by any party in any of the documents referred to above or otherwise.

This opinion is addressed to you and is solely for your benefit and that of your legal advisors. You may give copies of this opinion to your legal advisors who may rely on it as though it were also addressed to them. It may not be relied upon by any other person without our prior written consent.

Yours faithfully,
HUNTER & HUNTER


per:____________________________
            Rory Todd

                        [Misick & Stanbrook Letterhead]


                                                            June 18, 1996



Enron Global Power & Pipelines L.L.C.
1400 Smith Street
Houston, Texas  77002


Re: Purchase Agreement dated as of June 17, 1996, among Enron Holding Company L.L.C., Enron International Inc. and Enron Global Power & Pipelines L.L.C.

Gentlemen:

We have acted as Turks & Caicos Islands counsel to Enron Holding Company L.L.C., a Delaware limited liability company ("EHC"), and Enron International Inc., a Delaware corporation ("EI"), in connection with the Purchase Agreement ("the Purchase Agreement") dated as of June 17, 1996, among EHC, EI and Enron Global Power & Pipelines L.L.C., a Delaware limited liability company ("EPP"), providing for the sale by EHC and EI of the stock of Enron Dominican Republic, Ltd., a Cayman Islands company ("Enron DR") and Enron Dominican Republic Operations, Ltd., a Cayman Islands company ("Enron Operations") to EPP.
Capitalized terms used in this opinion and not otherwise defined have the meanings given to them in the Purchase Agreement.

In connection with this opinion, we have examined copies of the following documents (the "Documents"):

(1)   a copy as executed of the Purchase Agreement dated June 17, 1996;

(2) a copy as executed of the Amended and Restated Agreement of Limited Partnership of Smith/Enron Cogeneration Limited Partnership, dated as of December 15, 1994;

(3) a copy as executed of Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of Smith/Enron Cogeneration Limited Partnership, dated effective April 30, 1996; and

(4) a copy as executed of the Agreement of Limited Partnership of Smith/Enron O&M Limited Partnership, dated as of March 1, 1994.

We also have examined and relied on corporate records, certificates of officers of Enron DR and Enron Operations and such other documents and instruments as we have deemed relevant and necessary as the basis for the opinions expressed below. In our examination, we have assumed (i) the due authorization, execution, and delivery of documents and instruments by all parties, (ii) the legal capacity of all natural persons, (iii) the genuineness of all signatures,
(iv) the authenticity of all documents submitted to us as originals, and (v) the conformity to the original documents of all documents submitted as copies. As to factual matters not directly within our knowledge, we have relied solely on and have assumed the genuineness and accuracy of statements made to us by representatives of Enron DR, Enron Operations, the Partnership and the O&M Partnership and by public officials, in each case without independent investigation of those matters.

Based on the foregoing, and subject to the assumptions, qualifications, and explanations set forth below, we are of the opinion that:

      1. Each of the Partnership and the O&M Partnership is a limited partnership duly formed and validly existing under the laws of the Turks & Caicos Islands and has all requisite partnership power and authority to own, lease, operate and otherwise hold all of its properties and assets and to carry on its business as presently conducted and is duly qualified to do business in each jurisdiction in which the nature of its business as now conducted or its assets makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Partnership, the O&M Partnership or the Ownership Interest.

      2. There are no preemptive rights or other rights arising under Turks & Caicos Islands law to subscribe for or to purchase any limited or general partner interests in the Partnership or the O&M Partnership, and there are no restrictions arising under Turks & Caicos Islands law upon the voting or transfer of the limited or general partner interests of Enron DR or Enron Operations in the Partnership or the O&M Partnership.

      3. Enron DR and Enron Operations own interests in the partnership capital of the Partnership of 49% and 1%, respectively. Such interests in the Partnership are validly issued, fully paid and nonassessable and were not issued in violation of the preemptive rights of any person arising under Turks & Caicos Islands law or the Documents.

      4. Enron DR and Enron Operations own interests in the partnership capital of the O&M Partnership of 49% and 1%, respectively. Such interests in the O&M Partnership are validly issued, fully paid and nonassessable and were not issued in violation of the preemptive rights of any person arising under Turks & Caicos Islands law or the Documents.

      5. There are not now any outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any limited or general partner interests, or other equity interest in the Partnership or the O&M Partnership in each case arising under Turks & Caicos Islands law or the Documents.

      6. Enron Operations is one of two general partners of the Partnership and the O&M Partnership.

      7. The conveyance of the Ownership Interests will not (i) conflict with or result in a breach of, give rise to any preferential purchase right under, or require any consent which has not been obtained under, any Document or any applicable Law of the Turks & Caicos Islands (to the extent the failure to obtain the same could reasonably be expected to have a material adverse effect on the Ownership Interest), (ii) result in the creation or imposition of any lien or encumbrance on any of the property of Enron DR, Enron Operations, the Partnership or the O&M Partnership under any Document or any applicable law of the Turks & Caicos Islands, or (iii) with the passage of time or the giving of notice or both, or the taking of any other action by a third party, have any of the effects listed in clauses (i) and (ii) of this sentence.

      8. The Enron DR Partner Pledge Agreement constitutes a direct and valid lien on and perfected first priority security interest in all of the Collateral (as defined in the Enron DR Partner Pledge Agreement) of the Collateral Agent (as defined in the Enron DR Partner Pledge Agreement) for the benefit of the Secured Parties (as defined in the Enron DR Partner Pledge Agreement) under the IFC Investment Agreement, subject only to the exceptions referred to therein.

      9. The Enron Operations Partner Pledge Agreement constitutes a direct and valid lien on and perfected first priority security interest in all of the Collateral (as defined in the Enron Operations Partner Pledge Agreement) of the Collateral Agent (as defined in the Enron Operations Partner Pledge Agreement) for the benefit of the Secured Parties (as defined in the Enron Operations Partner Pledge Agreement) under the IFC Investment Agreement, subject only to the exceptions referred to therein.

      The opinions set forth in the numbered paragraphs above are subject in all respects to the following qualifications:

      (a) Our firm includes attorneys who are licensed to practice in the Turks & Caicos Islands, and for purposes of this opinion we do not hold ourselves out at experts on, nor do we express any opinion as to, the law of any jurisdiction other than the laws of the Turks & Caicos Islands.

      (b) The opinions expressed above are expressed as of the date of this opinion only, and we assume no obligation to update or supplement our opinions to reflect any fact or circumstances that may hereafter come to our attention or any changes in law that may occur or become effective after the date of this opinion.

      This  opinion  is  being  furnished  to  you  in  connection   with   the
transactions contemplated by the Purchase Agreement and is solely for your benefit, and no other person shall be entitled to rely hereon nor may this opinion be quoted or otherwise referred to or furnished to any other person without our prior written consent.

                                    Very truly yours,


                                    __________________________
                                    Misick & Stanbrook

                         [Vinson & Elkins Letterhead]



                                 June 18, 1996


Enron Global Power & Pipelines L.L.C.
1400 Smith Street
Houston, Texas  77002

Re: Purchase Agreement dated as of June 17, 1996, among Enron Holding Company L.L.C., Enron International Inc. and Enron Global Power & Pipelines L.L.C.

Gentlemen,

      We have acted as United States counsel to Enron Holding Company L.L.C., a Delaware limited liability company ("EHC"), and Enron International Inc., a Delaware corporation ("EI"), in connection with the Purchase Agreement ("the Purchase Agreement") dated as of June 17, 1996, among EHC, EI and Enron Global Power & Pipelines L.L.C., a Delaware limited liability company ("EPP"), providing for the sale by EHC and EI of the stock of Enron Dominican Republic, Ltd., a Cayman Islands company ("Enron DR") and Enron Dominican Republic Operations, Ltd., a Cayman Islands company ("Enron Operations") to EPP. Capitalized terms used in this opinion and not otherwise defined have the meanings given to them in the Purchase Agreement.

      In connection with this opinion, we have examined copies of the Purchase Agreement and the Ownership Maintenance Agreement. We also have examined and relied on such other documents and instruments as we have deemed relevant and necessary as the basis for the opinions expressed below. In our examination, we have assumed (i) the due authorization, execution, and delivery of documents and instruments by all parties (which, in the case of EHC and EI, are the subject of an opinion delivered to you by James V. Derrick, Jr., Senior Vice President and General Counsel of Enron Corp.), (ii) the legal capacity of all natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, and (v) the conformity to the original documents of all documents submitted as copies. In connection with the opinion expressed in paragraph 1 below, we have also assumed that (a) each of Enron, EHC and EI is duly formed, validly existing, and in good standing under the laws of the jurisdiction of its organization and (b) has full power and authority to execute the Purchase Agreement or, in the case of Enron, the Ownership Maintenance Agreement, and to enter into the transactions contemplated thereby. As to factual matters not directly within our knowledge, we have relied solely on and have assumed the genuineness and accuracy of statements made to us by representatives of EHC and by public officials, in each case without independent investigation of those matters.

      Based on the foregoing, and subject to the assumptions, qualifications, and explanations set forth below, we are of the opinion that:
      1. The Purchase Agreement constitutes the legal, valid and binding obligation of EHC and EI, enforceable against EHC and EI in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Ownership Maintenance Agreement constitutes the legal, valid and binding obligation of Enron, enforceable against Enron in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      2. The conveyance of the Ownership Interest and the performance by Enron of its obligations under the Ownership Maintenance Agreement will not, including with the passage of time or the giving of notice or both, conflict with or result in a breach of, give rise to any preferential purchase right under, or require any consent which has not been obtained under, any Applicable Law (to the extent the failure to obtain the same could reasonably be expected to have a material adverse effect on the Ownership Interest).

      3. None of EHC, EI, Enron DR, Enron Operations, the Partnership, or the O&M Partnership is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      4. None of EHC, EI, Enron DR, Enron Operations, the Partnership, or O&M Partnership is a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated thereunder.

      The opinions set forth in the numbered paragraphs above are subject in all respects to the following qualifications:

      (a) Our firm includes attorneys who are licensed to practice in the State of Texas, among other jurisdictions, and for purposes of this opinion we do not hold ourselves out at experts on, nor do we express any opinion as to, the law of any jurisdiction other than the law of the State of Texas and applicable federal law of the United States of America.

      (b)   Our   opinion   in   paragraph  1  is  subject  to  the  effect  of
(i) bankruptcy, insolvency, reorganization, fraudulent transfer, or other similar laws relating to or affecting creditors' rights generally (regardless of whether considered in a proceeding in equity or at law), (ii) principles of good faith, fair dealing, and reasonableness, (iii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or other equitable remedies, and (v) the unenforceability under certain circumstances of waivers and provisions imposing penalties, forfeiture, late payment charges, or an increase in interest rate upon delinquency in payment or the occurrence of any event of default. For purposes of our opinion in paragraph 1 we have also assumed that the Purchase Agreement does not contravene or contradict, and would not be rendered void, invalid, or unenforceable under, the law of any jurisdiction other than the United States of America or the State of Texas that may be applicable thereto (including, without limitation, the laws of the Cayman Islands, the Dominican Republic or the Turks & Caicos Islands) as contrary to the public policy of such jurisdiction and that such opinion would not otherwise be adversely affected by any laws of such jurisdiction that may be applicable thereto.

      (c) For purposes of the opinion expressed in paragraph 2 above, "Applicable Law" means any constitution, statute, code, regulation, rule of, or any injunction, judgment, order, decree, ruling, charge, or other restriction of general applicability of, any governmental authority of the United States or of the State of Texas which in our experience is normally applicable to transactions of the type provided for in the Purchase Agreement. The term "Applicable Law" does not include, and expresses no opinion with regard to, (a) antitrust laws or (b) state or federal securities laws.

      (d) The opinions expressed above are expressed as of the date of this opinion only, and we assume no obligation to update or supplement our opinions to reflect any fact or circumstances that may hereafter come to our attention or any changes in law that may occur or become effective after the date of this opinion.

      This opinion which is being furnished to you in connection with the transactions contemplated by the Purchase Agreement and is solely for your benefit, and no other person shall be entitled to rely hereon nor may this opinion be quoted or otherwise referred to or furnished to any other person without our prior written consent.

                                    Very truly yours,


                                    VINSON & ELKINS L.L.P.

                              [Enron Letterhead]


                                 June 18, 1996



Enron Global Power & Pipelines L.L.C.
1400 Smith Street
Houston, Texas  77002

Re: Purchase Agreement dated as of June 17, 1996, among Enron Holding Company L.L.C., Enron International Inc. and Enron Global Power & Pipelines L.L.C.

      As Senior Vice President and General Counsel of Enron Corp., a Delaware corporation ("Enron"), I am familiar with the Amended and Restated Limited Liability Company Agreement, as amended, of Enron Holding Company L.L.C., a Delaware limited liability company ("EHC"), and the Certificate of Incorporation and bylaws of Enron International Inc., a Delaware corporation ("EI"). This opinion is being furnished to you in connection with the Purchase Agreement (the "Purchase Agreement") dated June 17, 1996 among EHC, EI and Enron Global Power & Pipelines L.L.C., a Delaware limited liability company ("EPP"). Capitalized terms used but not defined herein are used as defined in the Purchase Agreement.

      Before rendering the opinions hereinafter set forth, I (or other attorneys in the Enron Corp. legal department) examined the Purchase Agreement and the Ownership Maintenance Agreement dated of even date herewith between Enron and EPP (the "Ownership Maintenance Agreement"). I (or other attorneys in the Enron Corp. legal department or the legal department of one or more of Enron Corp's subsidiaries) also examined and relied upon original or photostatic or certified copies of such corporate records, certificates of officers of Enron Corp. Or one or more of its subsidiaries and of public officials, and such agreements, documents, and instruments as I (or such attorneys) deemed relevant and necessary as the basis for the opinions hereinafter expressed. In such examination, I (or such attorneys) assumed the genuineness of all signatures (other than those of Enron, EHC and EI) and the authenticity of all documents submitted to me (or such attorneys) as originals and the conformity to original documents of all documents submitted to me (or such attorneys) as photostat or certified copies.

      Based on the foregoing, and subject to the assumptions, qualifications and explanations set forth herein, I am of the opinion that:

      1. EHC is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate or similar power and authority to own, lease, operate and otherwise hold all of its properties and assets and to carry on its business as presently conducted and is duly qualified to do business in each jurisdiction in which the nature of its business as now conducted or its assets makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Enron DR, Enron Operations, the Partnership, the O&M Partnership or the Ownership Interest. Each of Enron and EI is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

      2. Each of Enron DR, Enron Operations, the Partnership, and the O&M Partnership is duly qualified to do business in each jurisdiction in which the nature of its business as now conducted or its assets makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Enron DR, Enron Operations, the Partnership, the O&M Partnership or the Ownership Interest.

      3. Each of EHC and EI has all necessary corporate or similar power and authority to enter into the Purchase Agreement and to perform its obligations thereunder, and the execution, delivery and performance thereof by each of EHC and EI has been duly and validly authorized by all necessary corporate action. The Purchase Agreement has been duly executed and delivered by EHC and EI. Enron has all necessary corporate power and authority to enter into the Ownership Maintenance Agreement and to perform its obligations thereunder, and the execution, delivery and performance thereof by Enron has been duly and validly authorized by all necessary corporate action. The Ownership Maintenance Agreement has been duly executed and delivered by Enron.

      4. Each of EHC and EI has all necessary corporate or similar power and authority to convey, and has taken all necessary corporate or similar action to authorize the conveyance of, the Ownership Interest to EPP. The conveyance of the Ownership Interests will not (i) conflict with or result in a breach of, give rise to any preferential purchase right under, or require any consent which has not been obtained under, any Project Document (except to the extent the failure to obtain the same could reasonably be expected to have a material adverse effect on the Ownership Interest), (ii) result in the creation or imposition of any lien or encumbrance on any of the property of Enron DR, Enron Operations, the Partnership, or the O&M Partnership or (iii) with the passage of time or the giving of notice or both, or the taking of any other action by a third party, have any of the effects listed in clauses (i) and (ii) of this sentence.

      The opinions set forth above are subject in all respects to the following qualifications:

      (a) In rendering the opinion expressed in paragraph 4 above, neither I nor any other attorney has made any examination of any accounting or financial matters related to certain of the covenants contained in certain documents to which Enron, EHC or EI may be subject or any Project Document, and I express no opinion with respect thereto.

      (b) The opinions expressed herein are as of the date hereof only, and I assume no obligation to update or supplement such opinions to reflect any fact or circumstances that may hereafter come to my attention or any changes in law that may hereafter occur or become effective.

      This opinion relates solely to matters of Texas and U.S. federal law and the General Corporation Law of Delaware. This opinion is furnished in connection with the transactions evidenced by the Purchase Agreement and anticipated in connection therewith and may not be relied upon in connection with any other transaction or by any person other than you; provided, however, that Vinson & Elkins L.L.P., Misick & Stanbrook, and Hunter & Hunter may each rely on this opinion for the purposes of rendering the opinions in connection with Section 5.2(c) of the Purchase Agreement.

                                          Very truly yours,

                       [Pellerano & Herrera Letterhead]



                                 June 18, 1996


Enron Global Power & Pipelines L.L.C.
1400 Smith Street
Houston, Texas  77002

Re: Purchase Agreement dated as of June 17, 1996, among Enron Holding Company L.L.C., Enron International Inc. and Enron Global Power & Pipelines L.L.C.

Gentlemen,

      We have acted as Dominican Republic counsel to Enron Holding Company L.L.C., a Delaware limited liability company ("EHC"), and Enron International Inc., a Delaware corporation ("EI"), in connection with the Purchase Agreement ("the Purchase Agreement") dated as of June 17, 1996, among EHC, EI and Enron Global Power & Pipelines L.L.C., a Delaware limited liability company ("EPP"), providing for the sale by EHC and EI of the stock of Enron Dominican Republic, Ltd., a Cayman Islands company ("Enron DR") and Enron Dominican Republic Operations, Ltd., a Cayman Islands company ("Enron Operations") to EPP. Capitalized terms used in this opinion and not otherwise defined have the meanings given to them in the Purchase Agreement.

      In connection with this opinion, we have examined copies of the Purchase Agreement. We also have examined and relied on such other documents and instruments as we have deemed relevant and necessary as the basis for the opinions expressed below. In our examination, we have assumed (i) the due authorization, execution, and delivery of documents and instruments by all parties, (ii) the legal capacity of all natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, and (v) the conformity to the original documents of all documents submitted as copies.

      Based on the foregoing, and subject to the assumptions, qualifications, and explanations set forth below, we are of the opinion that:

      1. The conveyance of the Ownership Interests will not (i) conflict with or result in a breach of, give rise to any preferential purchase right under, or require any consent which has not been obtained under, any Document or any applicable Law of the Dominican Republic (to the extent the failure to obtain the same could reasonably be expected to have a material adverse effect on the Ownership Interest), (ii) result in the creation or imposition of any lien or encumbrance on any of the property of Enron DR, Enron Operations the Partnership or the O&M Partnership under the Purchase Agreement or any applicable law of the Dominican Republic, or (iii) with the passage of time or the giving of notice or both, or the taking of any other action by a third party, have any of the effects listed in clauses (i) and (ii) of this sentence.

      2. The Land Mortgage (as defined in the IFC Investment Agreement) constitutes as security for the obligations identified therein (i) a valid mortgage lien on all real property and interests in real property accurately and specifically described in the Land Mortgage as being mortgaged thereby, and
(ii) a perfected security interest in all tangible property and fixtures adequately described in the Land Mortgage as being mortgaged thereby to the extent that laws of the Dominican Republic are applicable thereto. The Land Mortgage contains sufficient terms and provisions to enable the Collateral Agent (as defined in the IFC Investment Agreement) on behalf of the IFC to foreclose the lien of the Land Mortgage pursuant to a judicial proceeding in accordance with the laws of the Dominican Republic.

            (a) The opinions set forth above are subject, as to enforceability, to the effect of any applicable bankruptcy (including, without limitation, preference and fraudulent conveyance), insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

            (b) The opinions expressed herein are expressed as of the date of this opinion only, and we assume no obligation to update or supplement such opinions to reflect any fact or circumstances that may hereafter come to our attention or any changes in law that may occur or become effective after the date of this opinion.

            (c)   This  opinion  is  limited  to  the  laws  of  the  Dominican
      Republic.

      This opinion which is being furnished to you in connection with the transactions contemplated by the Purchase Agreement and is solely for your benefit, and no other person shall be entitled to rely hereon nor may this opinion be quoted or otherwise referred to or furnished to any other person without our prior written consent.

                                    Very truly yours,


                                    Luis R. Pellerano P.


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